As Filed with the Securities and Exchange Commission on February 8, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Market Vectors Commodity Trust
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

45-4471648
(I.R.S. Employer Identification Number)

335 Madison Avenue
New York, New York 10017
(212) 293-2000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Joseph J. McBrien, Esq.
Van Eck Absolute Return Advisers Corp.
335 Madison Avenue
New York, New York 10017
(212) 293-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stuart M. Strauss, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☑

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
Market Vectors Morningstar Long/Short Commodity ETF, Common Units of Beneficial Interest	40,000	$25.00[1]	$1,000,000	$114.60

1. The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25.00 per Share.

2. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated February 8, 2012

Market Vectors Morningstar Long/Short Commodity ETF
[•] Common Units of Beneficial Interest

Market Vectors Commodity Trust (the “Trust”) is a Delaware statutory trust organized as a series trust. Market Vectors Morningstar Long/Short Commodity ETF (the “Fund”) is a series of the Trust that will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called “Authorized Participants,” and only in one or more blocks of [•] Shares, each called a “Basket.” The Fund will issue its Shares in Baskets to Authorized Participants continuously at the net asset value (“NAV”) of [•] Shares. The Fund’s Participant Agreements set forth the terms and conditions on which Authorized Participants may create or redeem Baskets.

The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on [NYSE Arca, Inc. (“NYSE Arca” or the “Exchange”),] under the symbol “[•]” (quoted in U.S. dollars).

The Fund will seek to track changes, whether positive or negative, in the performance of the Morningstar® Long/Short Commodity IndexSM (the “Index”) over time. The Fund will seek to achieve its investment objective by investing principally in exchange-traded futures contracts on commodities comprising the Index (“Index Commodity Contracts”). The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular commodity should be maintained with its prescribed weighting (a “long position”) or moved to a short weighting (a “short position”). For each commodity represented by the Index, Morningstar®, Inc. (“Morningstar”) calculates a “linked” price that incorporates both price changes and roll yield. Whether a position will be long or short is determined, at the time of a monthly repositioning (defined below), by comparing the linked price of each commodity to the 12-month moving average of the linked price. The Fund does not seek to outperform the Index. Van Eck Absolute Return Advisers Corp. (the “Managing Owner”) will seek to cause the NAV of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE [•].

•	The Fund has no operating history.	•	Futures trading prices are volatile and even a small movement in market prices could cause large losses.

•	Historical performance of the Index is limited and not necessarily indicative of the future performance of the Index or the Fund.	•	Holders of Shares (“Shareholders”) could lose all or substantially all of their investment in the Fund.

•	The Fund is subject to fees and expenses that are payable regardless of the Fund’s performance or profitability.	•

The Fund’s return may not match the return of the Index due to, among other factors, the Fund incurring operating expenses, and speculative position limits imposed by the Commodity Futures Trading Commission (“CFTC”) and commodity exchanges. Tracking error may reduce the Fund’s returns.

•

The Fund will be subject to actual and potential conflicts of interest with respect to the Managing Owner and its affiliates, commodity brokers and the Authorized Participants, including the initial Authorized Participant.

On [•], 2012, [•], as the initial Authorized Participant (the “Initial Purchaser”), subject to certain conditions, agreed to purchase and take delivery of [•] Shares, which comprise the initial Baskets, at a purchase price of $[•] per Share ($[•] per Basket), as described in “Plan of Distribution.” This price has been arbitrarily determined inasmuch as the Shares will have no inherent value at the Fund’s inception, and it is not indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer the Shares to the public at a per-Share price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from Shareholders who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. In addition, the Marketing Agent (defined below) will be paid a fee for its services. For more information regarding items of compensation paid to Financial Industry Regulatory Authority (“FINRA”) members, please see the “Plan of Distribution” section on page [•].

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or by any state securities commission. Neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Trust is a not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is therefore not subject to regulation thereunder.

ii

THE CFTC HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser, any other Authorized Participant or any of their respective affiliates. Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

[•], 2012

iii

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NAV OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE [•] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [•].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES [•] THROUGH [•].

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

OTHER REGULATORY NOTICES

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING THE FUND’S ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY [•], [ADDRESS], TELEPHONE NUMBER (-) [•]. ALL OTHER MARKETING MATERIALS, BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) WILL BE MAINTAINED BY [VAN ECK SECURITIES CORPORATION, 335 MADISON AVENUE, NEW YORK, NEW YORK 10017, TELEPHONE

iv

NUMBER (212) 293-2000]. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO CFTC AND NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.VANECK.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN [•] OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND ON FILE WITH THE SEC. YOU CAN READ AND COPY ANY MATERIALS FILED BY THE FUND WITH THE SEC AT THE SEC’S PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, DC 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE SEC MAINTAINS AN INTERNET SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY WITH THE SEC AT HTTP://WWW.SEC.GOV.

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REGULATORY NOTICES

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

vi

MARKET VECTORS COMMODITY TRUST
TABLE OF CONTENTS

SUMMARY	1
The Trust and the Fund	1
Investment Objective	1
The Index	2
Purchasing and Selling Shares	2
Pricing Information Available on NYSE Arca and Other Sources	3
Risk Factors	4
The Managing Owner	5
The Trustee	5
The Administrator	6
The Custodian	6
The Transfer Agent	6
The Marketing Agent	6
The Commodity Broker	6
Limitation of Liabilities	6
The Offering	7
Authorized Participants	7
Buying and Selling Exchange-Traded Shares	7
Net Asset Value	7
Clearance and Settlement	7
Segregated Accounts/Interest Income	7
Fund Fees and Expenses	8
Breakeven Point	9
Federal Income Tax Considerations	9
Distributions	9
Breakeven Table	10
Financial Information	11
Reports to Shareholders	11
Cautionary Note Regarding Forward-Looking Statements	11
THE RISKS YOU FACE	11
Futures and Commodities Market Related Risks	11
The Fund is Subject to Market Risk	11
Exposure to the Commodities Markets May Subject the Fund to Greater Volatility Than Investments in Traditional Securities	12
Certain of the Fund’s Investments Could Be Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time	13
NAV May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	13
Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares	13
The Lack of Active Trading Markets For the Shares of the Fund May Result in Losses on an Investment in the Fund at the Time of Disposition of Shares	13
An Investment in the Fund May Provide Little or No Diversification Benefits	14
The Fund’s Short Positions Theoretically Expose It to Unlimited Losses	14
An Investment in Shares of the Fund May Be Adversely Affected by Competition From Other Methods of Investing in Commodities	14
Many Factors May Affect Prices of Index Commodity Contracts and the NAV and Market Price of the Shares, and Ultimately the Market Price of the Fund’s Shares	15

Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share	15
Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares	16
Potentially Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, in Turn, the Value of Your Shares	16
Because Futures Contracts and Other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Depends on an Equal and Offsetting Loss. Therefore, While General Financial Market Prices Could Rise Significantly and the U.S. Economy Could Experience Positive Growth, Your Investment in Shares Could Be Unprofitable	17
Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares	17
Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain	17
The Value of the Shares Relates Directly to the Value of the Index Commodity Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares	18
Operating Risks of the Fund	18
The Fund Has No Performance History	18
The Shares of the Fund are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise	18
Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets	18
Possibility of Termination of the Fund May Adversely Affect a Shareholder’s Portfolio	19
Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances	19
Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	19
The Liability of the Managing Owner and the Trustee Is Limited, and the Value of the Shares Will Be Adversely Affected If the Fund Is Required to Indemnify the Trustee or the Managing Owner	20
The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of NAV Calculation	20
The Liquidity of the Shares of the Fund May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares	20
The Failure of a Commodity Broker to Segregate the Fund’s Assets May Increase Losses; Even If Such Assets Are Segregated, a Risk of Significant Loss to the Fund May Arise As the Fund May be Limited to a Pro Rata Share or None of its Assets	21
Index-Related Risks	21
The Index May Be Highly Concentrated in an Industry and Have Different Weights in a Particular Commodity Sector, Which May Increase Volatility and Negatively Impact the Value of the Shares	21
The Index Methodology May Not Produce the Intended Results	21

The Long and Short Positions Represented By the Index Are Not Designed to Provide the Return of Any Single Commodity or to Replicate the Performance of Long-Only Commodity Market Benchmarks	21
Positive Correlation of Changes in the Closing Levels Among the Commodities Comprising the Index May Negatively Impact the Value of the Shares	21
Changes in the Values of the Commodities Comprising the Index May Offset Each Other	22
The Fund May Incur Losses on Its Investments in Cash Instruments	22
Shareholders Have No Rights Against Morningstar	22
Morningstar Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the Index	22
Morningstar, the Managing Owner and Any of Their Respective Affiliates May Publish Research That Conflicts and Which May Negatively Impact the Value of the Fund and the Shares	22
Certain Index Commodity Contracts Underlying the Commodities Comprising the Index Will Be Subject to Pronounced Risks of Pricing Volatility	23
Non-Concurrent Trading Hours Between NYSE Arca and the Various Futures Exchanges on Which the Commodities Underlying the Index Are Traded May Impact the Value of Your Investment.	23
Historical Performance of the Benchmark Index Is Not a Guide to the Future Performance of the Fund	23
The Fund’s Performance May Not Always Track the Index	23
The Fund Is Not Actively Managed and Will Seek to Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Shareholders Will Not Be Protected Against Adverse Movements in the Level of the Index, Which, in Turn, May Have a Significantly Adverse Impact on the Shares	23
Regulatory Risks	24
Shareholders Have Limited Voting Rights, the Trustee Has Limited Duties and Powers, and Neither Will Be Able to Affect Management of the Fund Regardless of Performance	24
Shareholders Do Not Have the Rights Enjoyed by Shareholders in Certain Other Vehicles	24
The Fund is Not a Registered Investment Company	24
Regulation of the Commodities Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund	25
Market Disruptions and Resulting Governmental Interventions are Unpredictable and May Have an Adverse Effect on the Value of Your Shares	28
Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges	29
Deregistration of the Managing Owner Could Disrupt Operations	29
Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares	29
Although the Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of the Trust Or Indemnification Of the Trust By the Shareholders Will Increase A Shareholder’s Liability	30
Other Risks	30
You Should Consult Your Own Legal, Tax and Financial Advisers Regarding the Desirability of an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust or the Fund	30
Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares	30
Tax Risks	31
Shareholders Will Be Subject to Taxation on Their Allocable Shares of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	31

Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items	31
The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares	31
INVESTMENT OBJECTIVE, FEES, RISKS AND INFORMATION ABOUT THE INDEX	31
Investment Objective	31
Fund Fees and Expenses	33
Management Fee	33
Organization and Offering Expenses	33
Brokerage Commissions and Fees	33
Routine Operational, Administrative and Other Ordinary Fees and Expenses	34
Extraordinary Fees and Expenses	34
Selling Commission	34
Description of the Index	34
General	34
Momentum Rule	34
Index Construction	35
Overview	35
Eligibility Requirements	35
Commodity Selection	35
Constituent Weighting	35
Reconstitution and Rebalancing	35
Roll Methodology	35
Linking Factor Calculation	36
Commodity Sector Assignments	36
Composition of the Index	37
LICENSING AGREEMENT AND DISCLAIMER	38
SHARE SPLITS	39
FUND MANAGEMENT AND OTHER THIRD PARTIES	39
The Managing Owner	39
General	39
Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification	40
Managing Owner’s Beneficial Interest in the Fund	41
The Trustee	41
The Administrator	42
The Custodian	42
The Transfer Agent	42
The Marketing Agent	43
The Commodity Broker	43
CONFLICTS OF INTEREST	43
General	43
The Managing Owner	43
The Commodity Broker	44
Proprietary Trading/Other Clients	44
Transactions by the Managing Owner and Its Affiliates Involving the Index Commodities	44
Morningstar Acting in Other Capacities	45
Issuing of Other Derivative Instruments in Respect of the Index Commodities	45
Obtaining of Non-Public Information with Respect to the Index	45

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Dealer Prospectus Delivery Obligation

Until [•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Fund, it does not contain or summarize all of the information about the Fund contained in this Prospectus that is material and/or that may be important to you. You should read the entire Registration Statement, including all exhibits to the Registration Statement of which this Prospectus is a part, before deciding to invest in the Shares of the Fund.

The Trust and the Fund

The Trust was formed as a Delaware statutory trust on February 1, 2012. The Fund is a series of the Trust that will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust is perpetual (unless terminated in certain circumstances). The principal office of the Trust is located at 335 Madison Avenue, New York, New York 10017, and the telephone number of the Trust is (212) 293-2000.

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the performance of the Morningstar® Long/Short Commodity IndexSM (the “Index”) over time. The Fund seeks to achieve its investment objective by investing under normal market conditions principally in exchange-traded futures contracts on commodities comprising the Index (“Index Commodity Contracts”) and U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, as described below, and, in certain circumstances, Other Instruments (defined below) and Cash Instruments (defined below).

The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular commodity should be maintained with its prescribed weighting (a “long position”) or moved to a short weighting (a “short position”). For each commodity represented by the Index, Morningstar calculates a “linked” price that incorporates both price changes and roll yield. Whether a position will be long or short (or cash, i.e., flat in the case of energy futures contracts, as described below) is determined, at the time of a monthly rebalancing, by comparing the linked price of each commodity to the 12-month moving average of the linked price. The Fund does not seek to outperform the Index. Commodities comprising the Index are assets that have tangible properties, such as energy products, agricultural products, industrial metals, precious metals and livestock. The Shares are designed for Shareholders who want a convenient way to gain exposure to a diversified selection of these commodities and an index strategy that seeks to generate positive returns under various market conditions.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide Shareholders with indirect exposure to certain commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Shareholders will be able to purchase and sell Shares through traditional brokerage accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low-to-negative correlation with equities, conventional bonds and alternative investments, including long/short equity strategies that seek to generate positive returns under various market conditions.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has not commenced trading and does not have any performance history. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the NAV of the Fund.

The Index

The Index is a fully collateralized commodity futures index that uses a momentum rule to determine if each commodity is held long, short or flat. A long position is a position that will increase in market price if the price of the commodities comprising the Index, in the aggregate, are rising during the period when the position is open. A short position is a position that will increase in market price if the price of the commodities comprising the Index to which it relates, in the aggregate, are falling during the period when the position is open. A flat position is a position that will not increase in market price whether the price of the commodities comprising the Index to which it relates, in the aggregate, is rising or falling. Whether a position will be long or short is determined, at the time of a monthly rebalancing, by comparing the linked price of each commodity to the 12-month moving average of the linked price. For example, if, at a monthly rebalancing, the linked price for a commodity exceeds its 12-month moving average, the Index takes the long side in the subsequent month. Conversely, if the linked price for a commodity is below its 12-month moving average, the Index takes the short side. An exception is made for commodities in the energy sector. If the signal for a commodity in the energy sector is short, the weight of that commodity is moved to cash (i.e., flat). Energy is unique in that its price is extremely sensitive to geopolitical events and not necessarily driven purely by demand-supply imbalances.

The linked price is determined on the basis of price changes and roll yields. Rolling a futures contract means closing out a position on near-dated (i.e., commodity futures contracts that are nearing expiration) commodity futures contracts before they expire and establishing an equivalent position in a longer-dated futures contract (i.e., commodity futures contracts that have an expiration date further in the future) on the same commodity. Futures contacts can be in “backwardation,” which means that futures contracts with longer-term expirations are priced lower than those with shorter-term expirations, or can exhibit “contango,” which means that futures contacts with longer-term expirations are priced higher than those with shorter-term expirations. In backwardation, market roll yields are positive. In contango, market roll yields are negative.

To be considered for inclusion in the Index, a commodity future must be listed on a U.S. exchange, be denominated in U.S. dollars and rank in the top 95% by total U.S. dollar value of the total open interest pool of all eligible commodities. The weight of each individual commodity in the Index is the product of two factors: magnitude and the direction of the momentum signal. The Index is reconstituted annually and directions (i.e., whether long, short or flat) of each commodity are determined monthly.

Purchasing and Selling Shares

The Shares of the Fund are expected to be listed for trading, subject to notice at issuance, on NYSE Arca under the symbol “[•]” (quoted in U.S. dollars). Shareholders may purchase and sell Shares through traditional brokerage accounts. Secondary market purchases and sales of Shares are subject to customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Baskets of Shares may be created and redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.

The market price of the Shares may not be identical to the NAV per Share. The intra-day indicative value per Share is based on the prior day’s final NAV per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s futures contracts and Other Instruments, if any, to provide a continuously updated indicative intra-day value per Share. The Fund is not involved in or responsible for the calculation or dissemination of the indicative intra-day value per Share and makes no warranty as to the accuracy of the indicative intra-day value per Share.

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their descriptions with respect to the Shares and the Index:

Ticker	Description

[•]	Market price per Share on NYSE Arca
[•]	Indicative intra-day value per Share
[•]	End of day NAV
[•]	Intra-day and Index closing level as of close of NYSE Arca from the prior day
[•]	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “[•]”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: “[•]”) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV (symbol: “[•]”) (quoted in U.S. dollars) will be published by the Managing Owner as of the close of business by market data vendors and on the Managing Owner’s website at [•], or any successor thereto, and will be published on the consolidated tape.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “[•]”) will be published by NYSE Arca once every 15 seconds throughout each trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors.

The number of outstanding Shares (symbol: “[•]”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca and on the consolidated tape by market data vendors.

Any adjustments made to the Index will be published on the [Managing Owner’s] [Morningstar’s (which serves as the index provider)] website at [•], or any successor thereto.

[The intra-day levels and Index closing levels and the intraday values and closing NAV are published by NYSE Arca.] The Fund is not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. There is no assurance that the Fund will achieve its investment objective. A potential Shareholder should not invest in the Shares unless he or she can afford to lose the entire investment. Before investing in the Shares, a potential Shareholder should be aware of the various risks of investing in the Fund, including those described below. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. The summary risk factors set forth below are intended to highlight certain risks of investing in the Fund. A more extensive discussion of these risks appears beginning on page [•] in “The Risks You Face.”

•	The Fund has no operating history. Therefore, a potential Shareholder has no performance history to serve as a factor in evaluating an investment in the Fund.

•

Past performance of the Fund, when available, is not necessarily indicative of future results and past performance history of the Index is limited and not necessarily indicative of the future performance of the Index or the Fund.

•	The Fund is subject to the fees and expenses as described in this Prospectus, which are payable regardless of the Fund’s performance or profitability.

•

The futures trading activities of the Fund take place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Shares could be lost.

•

CFTC and commodity exchange rules impose speculative position limits on market participants trading in certain commodities. Currently, speculative position limits apply to the following commodities that may be included in the Index: [WTI Crude Oil, Brent Crude Oil, Heating Oil #2, Gasoil, RBOB Gasoline, HHUB Natural Gas, Copper, High Grade Copper, Zinc, Aluminium, Nickel, Lead, Tin, Gold, Silver, Platinum, Palladium, SRW Wheat, HRW Wheat, Corn, Soybeans, Soybean Meal, Soybean Oil, Canola, Sugar #11, Sugar #5, Cocoa, Coffee Arabica, Coffee Robusta, Cotton, F.C. Orange Juice, Rapeseed, Milling Wheat, Rice, Live Cattle and Lean Hogs]. These position limits establish a maximum net long or short futures position that any participant may hold or control in contracts traded on such exchanges, which may limit the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional commodity futures contracts.

•

The Fund’s return may not match the return of the Index due to, among other factors, the Fund incurring operating expenses, and speculative position limits imposed by the CFTC and commodity exchanges. Tracking error may reduce the Fund’s overall returns. Also, the use of Other Instruments could result in tracking error between the Fund’s NAV and the performance of the Index, or could result in the Shares trading at a premium or discount to its NAV.

•

Because the Fund will invest in short commodity futures positions, it will face the risk of an unlimited loss on a short position, since the price at which the Fund would need to cover a short position could theoretically increase without limit.

•

The long and short positions represented by the Index are not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly short and flat.

•

Certain potential conflicts of interest exist. The Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s account due to the existence of such other clients. Proprietary trading or trading on behalf of other clients by the Managing Owner and its affiliates, and their respective trading principals, may create conflicts of interest because such proprietary trades or trades on behalf of other clients may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See the section “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Managing Owner

Van Eck Absolute Return Advisers Corp. is the Managing Owner of the Fund. The Managing Owner also serves as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is a member of NFA. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the CFTC and NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements and reporting and recordkeeping requirements. The Managing Owner is subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The Trustee

Wilmington Trust, National Association, or the “Trustee,” a national bank with its principal place of business in Delaware, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund.

Under the Declaration of Trust of the Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Administrator

The Fund has appointed [•] as the administrator (the “Administrator”) of the Fund and has entered into an Administration Agreement in connection therewith.

The Custodian

[•] is the custodian (the “Custodian”) of the Fund and has entered into a Custody Agreement in connection therewith.

The Transfer Agent

[•] is the transfer agent (the “Transfer Agent”) of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Marketing Agent

[•] is the marketing agent (the “Marketing Agent”) of the Fund and has entered into a Marketing Agent Agreement in connection therewith. The Marketing Agent assists the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at c/o [•], [•]; telephone number ([•]) [•]-[•].

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Commodity Broker

[•], which will serve as the Fund’s executing and clearing broker, or commodity broker, of the Fund (the “Commodity Broker”) will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity.

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $[•] per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed [•]% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

The Offering

On [•], 2012, the Initial Purchaser, subject to certain conditions, agreed to purchase [•] Shares, which comprise the initial Baskets, at a purchase price of $[•] per Share ($[•] per Basket), as described in the section “Plan of Distribution.”

Authorized Participants

To be eligible to place orders with the Distributor to create Baskets of the Fund, an entity or person either must be: (1) a “Participating Party,” i.e., a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which is not required to register as a broker-dealer to engage in securities transactions; and (2) a “DTC Participant,” i.e., a securities broker or dealer, bank, trust company, clearing corporation or certain other organizations, some of whom (and/or their representatives) own Depository Trust Company, a New York corporation (“DTC”); and, in either case, must have executed an agreement (“Participant Agreement”) with the Fund and with the Distributor with respect to creations and redemptions of Baskets outside the Clearing Process. A Participating Party and DTC Participant are collectively referred to herein as an “Authorized Participant.”

Buying and Selling Exchange-Traded Shares

The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on NYSE Arca. If you buy or sell Shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a round-trip (purchase and sale) transaction. In times of severe market disruption or low trading volume in the Fund’s Shares, this spread can increase significantly. It is anticipated that the Shares will trade in the secondary market at prices that may differ to varying degrees from the NAV of the Shares.

Net Asset Value

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at either the Commodity Broker in accordance with CFTC investor protection and segregation requirements or with the Custodian. The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or the Custodian. The Managing Owner expects to invest in U.S. Treasury bonds, U.S. Treasury bills, U.S. government securities and related securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which have been designated as exempted securities pursuant to Section 3(a)(12) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any certificate of deposit for any of the foregoing, and certain cash items such as money market funds, certificates of deposit (under nine months), time deposits and other high credit quality short-term fixed income securities (collectively, “Cash Instruments”), which may increase interest income earned. The Cash Instruments used to track flat positions in the Index will be U.S. Treasury bills.

Fund Fees and Expenses

Management Fee

The Fund will pay the Managing Owner a management fee, [monthly] in arrears, in an amount equal to [•]% per annum of the daily NAV of the Fund (the “Management Fee”) in consideration of the Managing Owner’s trading advisory services. From time to time, the Managing Owner may waive all or a portion of its Management Fee.

Organization and Offering Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations).

Brokerage Commissions and Fees

The Fund will pay to the Commodity Broker (as defined below) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with its trading activities (collectively, the “Brokerage Expenses”). On average, total charges paid to the Commodity Broker are expected to be approximately $[•] per round-turn trade (as explained below), although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may be equal to approximately [•]% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, custody fees, transfer agency fees, distribution and marketing fees, legal, audit and accounting fees and expenses, filing fees, exchange listing fees and printing, mailing and duplication costs.

Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Payment of Management Fee and Brokerage Commissions and Expenses to be Paid First Out of Interest Income

Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from futures trading, if any, or from sales of a portion of the Fund’s portfolio. However, if interest income exceeds the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund’s portfolio.

Selling Commission

Retail Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the initial selling price of the Share, assuming an initial selling price of $25.00, is $[•] or [•]% of the initial selling price. The breakeven analysis assumes that the Shares have a constant month-end NAV and is based on a $25.00 NAV. The Fund is subject to (i) the Management Fee of [•]% per annum, (ii) estimated Brokerage Expenses of [•]% per annum and (iii) estimated routine organizational, operational, administrative and other ordinary expenses of [•]% per annum. Accordingly, the Fund is subject to fees and expenses in the aggregate amount of approximately [•]% per annum.

The Fund will be successful only if its annual returns from the exchange-traded futures contracts, plus annual interest income from its holdings in Cash Instruments, exceeds approximately [•]% per annum. The Fund is expected to earn approximately [•]% per annum, based upon the yield of the Cash Instruments. Therefore, based upon the difference between the current yield of the Cash Instruments and the annual fees and expenses, the Fund would be required to earn approximately [•]% per annum during the first twelve months of an investment in order for a Shareholder to recoup its initial investment. Actual interest income could be higher or lower than the amount indicated for the Cash Instruments.

Federal Income Tax Considerations

Subject to the discussion below in “U.S. Federal Income Tax Considerations,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the Shareholder’s taxable year.

Additionally, please refer to the “U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in the Fund.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its Cash Instruments exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Breakeven Table

The Breakeven Table below indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of the Fund to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its NAV, other than brokerage commissions.

Breakeven Table
Per Share Dollar Amount and Percentage of Expenses of the Fund

Dollar Amount and Percentage of Expenses of the Fund

Fee/Expense(1)

Management Fee	$[•]	[•]%
Organization and Offering Expense and Routine Operational, Administrative and Other Ordinary Expenses (2)(3)(4)	$[•]	[•]%
Brokerage Commissions and Fees(5)(6)	$[•]	[•]%
Interest Income(7)	$[•]	[•]%
12-Month Breakeven	$[•]	[•]%

(1)

The breakeven analysis assumes that the Shares have a constant month-end Fund NAV and is based on $25.00 as the NAV per Share. See “Investment Objective, Fees, Risks and Information about the Index—Fund Fees and Expense” on page [•] for an explanation of the expenses included in the “Breakeven Table.”

(2)

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates, for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations).

(3)	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund.
(4)

In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $[•] per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

(5)

The Fund will pay to the Commodity Broker all Brokerage Expenses. The actual amount of brokerage commissions and trading fees to be incurred by the Fund will vary based upon the trading frequency of the Fund and the specific futures contracts traded.

(6)

Shareholders may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

(7)	The current holdings of Cash Instruments will earn an interest rate of [•]% as of February [•]. Actual interest income could be higher or lower.

Financial Information

The Fund has not yet commenced operations as of the date of this Prospectus and therefore does not have a financial history.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.vaneck.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary and in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE RISKS YOU FACE

An investment in the Fund involves the risk of losing money. Consider the risks below as well as the rest of the information in the Registration Statement before making an investment decision.

Futures and Commodities Market Related Risks

The Fund is Subject to Market Risk.
Market risk refers to the risk that market prices of commodities and related instruments that the Fund holds will rise or fall, sometimes rapidly or unpredictably. An investment in the Fund’s Shares is subject to market risk, including the possible loss of the entire principal of the investment. If the Fund experiences in the aggregate more losses than gains during the period in which a Shareholder holds Shares, the Shareholder will experience a loss for the period even if the Fund’s historical performance is positive.

Investments in futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. Recently, the commodities markets have experienced periods of extreme volatility. General market uncertainty and consequent repricing of risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect distribution rates on the Shares.

Exposure to the Commodities Markets May Subject the Fund to Greater Volatility Than Investments in Traditional Securities.
Commodities include, among other things, energy products, agricultural products, industrial metals, precious metals and livestock. The commodities markets may fluctuate widely based on a variety of factors, including overall market movements, economic events and policies, changes in interest rates or inflation rates, changes in monetary and exchange control programs, war, acts of terrorism, natural disasters and technological developments. Variables such as disease, drought, floods, weather, trade, embargoes, tariffs and other political events, in particular, may have a larger impact on commodity prices than on traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities. The prices of commodities can also fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Because certain commodities may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries could have a disproportionate impact on the prices of such commodities. These factors may affect the value of the Fund in varying ways, and different factors may cause the value and the volatility of the Fund to move in inconsistent directions at inconsistent rates.

“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares. As the futures contracts that underlie the Index get close to their expiration, they are replaced by futures contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2012 may specify an October 2012 expiration. As that contract nears expiration, it may be replaced by selling the October 2012 contract and purchasing the contract expiring in December 2012. This process is referred to as “rolling.” Historically, the prices of certain commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2012 contract would take place at a price that is higher than the price at which the December 2012 contract is purchased, thereby creating a gain in connection with rolling. While certain commodities underlying the Index have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain commodities underlying the Index could adversely affect the level of the Index and, accordingly, decrease the value of your Shares.

Conversely, certain commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to, among other things, the costs of long-term storage of a physical commodity prior to delivery or other factors. In these circumstances, the sale of the October 2012 contract would take place at a price that is lower than the price at which the December 2012 contract is purchased, creating a loss in connection with rolling. Although certain commodities underlying the Index have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain commodities underlying the Index could adversely affect the level of the Index and, accordingly, decrease the value of your Shares.

Certain of the Fund’s Investments Could Be Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time.
The Fund may not always be able to liquidate its positions in certain of its investments at a desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by the CFTC or futures exchanges such as accountability levels, position limits and price fluctuation limits may contribute to a lack of liquidity with respect to some exchange-traded commodity interests in the Index. In addition, over-the-counter (“OTC”) contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an OTC contract to a third party (e.g., due to concerns regarding the third party’s credit risk).

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to Shareholders at any time. The large size of the positions that the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

NAV May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.
The NAV of the Fund will change as fluctuations occur in the market value of the Fund’s portfolio. Shareholders should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Basket) and similarly the public trading price per Share may be different from the NAV. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the prices of the commodities comprising the Index, trading individually or in the aggregate at any point in time. Shareholders also should note that the size of the Fund in terms of total assets held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants or their clients may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner believes that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers should cause the public trading price to track NAV closely over time; however, there can be no assurance that this will be the case.

Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares.
The Shares will be listed and traded on NYSE Arca. Trading in Shares may be halted due to market conditions, or in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specific period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Lack of Active Trading Markets For the Shares of the Fund May Result in Losses on an Investment in the Fund at the Time of Disposition of Shares.
Although the Shares will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. Even if an active trading market does develop, it may not provide significant liquidity, and the Shares may not trade at prices advantageous to

Shareholders. If a Shareholder wishes to sell Shares at a time when no active market for such Shares exists, the price received for the Shares (assuming that the Shareholder is able to sell them) likely will be lower than the price a Shareholder would receive if an active market did exist and, accordingly, the Shareholder may suffer significant losses.

An Investment in the Fund May Provide Little or No Diversification Benefits.
Historically, commodities have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of commodities, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the equity and fixed income markets, a Shareholder will obtain little or no diversification benefits from an investment in the Fund. In such a case, the Fund may have no gains to offset a Shareholder’s losses from other investments, and the Shareholder may suffer losses on an investment in the Fund at the same time the Shareholder incurs losses with respect to other investments. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot prices of commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Short Positions Theoretically Expose It to Unlimited Losses.
The Index includes short positions in Index Commodity Contracts. The Fund may also obtain a short position relative to certain Index Commodity Contracts by establishing a short position with a counterparty by investing in Other Instruments.

When the Fund has a long position, it profits if the price of a Index Commodity Contract or Other Instrument that provides exposure to a long position in such Index Commodity Contract rises while the position is open and suffers a loss if the price of a Index Commodity Contract or such Other Instrument falls while the position is open. Because the value of an Index Commodity Contract or Other Instrument that provides exposure to a long position in such Index Commodity Contract cannot fall below zero, the Fund’s exposure to loss is limited to the value of the Index Commodity Contract or such Other Instrument at the time its long position is established.

By contrast, the Fund will profit if the price of a short position in an Index Commodity Contract or Other Instrument that provides exposure to a short position in such Index Commodity Contract falls while the position is open and the Fund will suffer loss if the price of a short position in an Index Commodity Contract or Other Instrument that provides exposure to a short position in such Index Commodity Contract rises while the position is open. Because the value of the Index Commodity Contract or Other Instrument could rise an unlimited amount, a short position in an Index Commodity Contract or Other Instrument that provides exposure to a short position in such Index Commodity Contract theoretically exposes the Fund to unlimited losses. In circumstances where a market has reached its maximum price limits imposed by the exchange, the Fund may be unable to offset its short position unit the next trading day, when prices could expand again in rapid trading.

An Investment in Shares of the Fund May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.
The Fund competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies operating in the commodities markets, other securities backed by or linked to commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing

Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in commodities directly, which could limit the market for the Shares and reduce the Fund’s liquidity.

Many Factors May Affect Prices of Index Commodity Contracts and the NAV and Market Price of the Shares, and Ultimately the Market Price of the Fund’s Shares.
The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the portfolio of Index Commodity Contracts and Cash Instruments, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Index Commodity Contracts may fluctuate widely. Several factors may affect the price of the Index Commodity Contracts, including, but not limited to:

•

global supply and demand of each of the Index Commodity Contracts, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodity Contracts;

•	domestic and foreign interest rates and Shareholders’ expectations concerning interest rates;

•	domestic and foreign inflation rates and Shareholders’ expectations concerning inflation rates;

•	investment and trading activities of mutual funds, hedge funds and commodity funds;

•	global or regional political, economic, geographic, ecological or financial events and situations; and

•	expectations among market participants that a commodity’s value will soon change.

Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share.
The Index is currently composed of long positions in Index Commodity Contracts, each of which are subject to speculative position limits and other position limitations, as applicable, which are imposed by either the CFTC or the rules of the futures exchanges on which the Index Commodity Contracts are traded. These position limits prohibit any person from holding a position of more than a specific number of such Index Commodity Contracts. The purposes of these limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts.

Pursuant to the statutory mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, on October 18, 2011, the CFTC adopted regulations that impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities (the “Referenced Contracts”) and economically equivalent swap transactions. The limits will apply to the Fund’s combined positions across these products. The Referenced Contracts subject to the new rules represent approximately [•]% (i.e., 2011 production dollar weight) of the Index Commodity Contracts.

Under current regulations, subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Under the new rules, the CFTC requires certain persons to aggregate exchange listed futures and economically equivalent swap positions owned or controlled by such persons.

Exchanges may also establish accountability levels applicable to futures contracts. An exchange may order a person who holds or controls aggregate positions in excess of specified position accountability levels not to further increase the positions, to comply with any prospective limit which exceeds the size of the position owned or controlled, or to reduce any open position which exceeds position accountability levels if the exchange determines that such action is necessary to maintain an orderly market.

Because the Fund is subject to speculative position limits, accountability levels and other position limitations, as applicable, the Fund’s ability to issue new Baskets or to reinvest income in additional Index Commodity Contracts may be limited to the extent these activities would cause the Fund to exceed its applicable limits unless the Fund trades Other Instruments (if any) in addition to and as a proxy for Index Commodity Contracts. These limits and the use of Other Instruments in addition to or as a proxy for Index Commodity Contracts may affect the correlation between changes in the NAV per Share and changes in the level of the Index, and the correlation between the market price of the Shares, as traded on NYSE Arca and the NAV per Share.

Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares.
Only Authorized Participants may create or redeem Baskets at a price equal to the NAV of a Basket. In addition to creating or redeeming Baskets directly with the Fund, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary Shareholders who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary Shareholders who are not Authorized Participants may not create or redeem Baskets, these Shareholders do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary Shareholders who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary Shareholders who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to a Shareholder’s interests, such as when the market price for Shares is lower than the NAV per Share and the ordinary Shareholder seeks to sell Shares.

Potentially Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, in Turn, the Value of Your Shares.
The commodity and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, regulatory certainty, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or potentially forcing the liquidation of futures contracts at disadvantageous times or prices.

Furthermore, the above distortions and/or disruptions may cause the Fund to liquidate certain of its holdings of Cash Instruments in order to meet margin requirements or close positions, possibly at inopportune times.

Market illiquidity and price limits may cause losses for the Fund, and in turn, adversely affect the market price of your Shares.

Because Futures Contracts and Other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Depends on an Equal and Offsetting Loss. Therefore, While General Financial Market Prices Could Rise Significantly and the U.S. Economy Could Experience Positive Growth, Your Investment in Shares Could Be Unprofitable.
Futures and certain derivatives trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares.
When the Fund purchases futures contracts, or if the Fund enters into Cleared Swaps (defined below), the Fund will be exposed to the risk that the clearing house for the Index Commodity Contracts or Cleared Swaps will not meet its obligations. Failure of the clearing house to meet its obligations may adversely impact the NAV of the Fund, and in turn, the value of your Shares.

Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.
The Managing Owner may determine that the Fund may enter into one or more Other Commodity Instruments (defined below) through a dealer market that is dominated by major money center banks and is subject to a lesser degree of regulation than the futures markets. Thus, you may not receive all of the same protection as provided to futures traders in U.S. markets by the CFTC, its regulatory scheme or the statutory scheme of the Commodity Exchange Act. Although the Managing Owner does not expect the Fund to have a significant exposure to Other Commodity Instruments that trade OTC, the Declaration of Trust does not limit the amount of funds that the Fund may invest in such Other Commodity Instruments. Therefore, as the amount of funds invested in Other Commodity Instruments that trade OTC increases, the risks highlighted in this risk factor increase correspondingly.

Markets in which the Fund may effect a transaction in certain Other Commodity Instruments are in the OTC private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these OTC transactions. Therefore, the Fund faces the risk of non-performance by the counterparties to the Other Commodity Instruments and such non-performance may cause some or all of the Fund’s gain, if any, on these Other Commodity Instruments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Because certain Other Commodity Instruments:

•	are not traded on an exchange,

•	do not have uniform terms and conditions;

•	are entered into on the basis of the creditworthiness of the parties and the availability of credit support, such as collateral; and

•	in general, are not transferable without the consent of the counterparty,

such Other Commodity Instruments are less marketable than Index Commodity Contracts and Other Commodity Contracts (defined below), if any.

The Value of the Shares Relates Directly to the Value of the Index Commodity Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.
The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the Index, over time, through the Fund’s portfolio of Index Commodity Contracts, U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, Other Instruments and Cash Instruments. The NAV of the Shares relates directly to the NAV of the Fund’s portfolio. Fluctuations in the price of the Index Commodity Contracts, U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, Other Instruments and Cash Instruments could materially adversely affect an investment in the Fund’s Shares.

Operating Risks of the Fund

The Fund Has No Performance History.
The Fund has no operating history. Therefore, a potential Shareholder has no performance history to serve as a factor in evaluating an investment in the Fund.

The Shares of the Fund are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.
The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Fund. Consequently, there may be unanticipated problems or issues with respect to the mechanisms of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets.
Shareholders in the Fund will pay fees in connection with their investment in Shares, including the Management Fee of [•]% per annum and the routine operational, administrative and other ordinary fees and expenses of the Fund. The Fund will also pay additional fees and expenses. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Consequently, as the fees described above are charged regardless of whether the Fund has a positive return, the expenses of the Fund could, over time, result in losses to an investment therein, including the loss of all of an investment. A Shareholder may never achieve profits, significant or otherwise, by investing in the Fund.

Possibility of Termination of the Fund May Adversely Affect a Shareholder’s Portfolio.
[The Managing Owner may withdraw from the Fund upon [120] days’ notice, which would cause the Fund to terminate unless a substitute Managing Owner were obtained. Owners of [50]% of the Shares have the power to terminate the Fund. If this power is so exercised, Shareholders who may wish to continue to invest in the Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund.] Such detrimental developments could cause a Shareholder to liquidate its investments and upset the overall maturity and timing of its investment portfolio. If the Managing Owner’s registration with the CFTC or membership in NFA were revoked or suspended, the Managing Owner would no longer be able to provide services to the Fund.

Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances.
The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable or (ii) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom may be engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which presents the potential for numerous conflicts of interests. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund may have a financial incentive to act in a manner other than in the best interests of the Fund and its Shareholders. In addition, the Managing Owner’s principals may trade futures contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades. Such trading by the Managing Owner’s principals may increase competition for positions pursued by the Fund, thereby making it more difficult for the Fund to enter positions at favorable prices. A potential conflict also may occur if the Managing Owner’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund. In addition, the Fund and the Managing Owner may have inherent conflicts to the extent the Managing Owner attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its NAV track changes in the Index.

The Managing Owner has sole authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with the best interests of the Shareholders. Shareholders have very limited voting rights, which limits their ability to effect, among other things, amendments of the Declaration of Trust, changes to the Fund’s basic investment policies, dissolution of the Fund or the sale or distribution of the Fund’s assets.

Brokers acting on behalf of Shareholders in the Fund’s sale of Shares are also subject to conflicts of interest. The compensation received by brokers gives them an incentive to promote the sale of Shares as well as to discourage redemptions, which may not be in the best interests of Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the Commodity Broker.

The Managing Owner has not established formal procedures to resolve all conflicts of interest and, as a result, the Managing Owner could resolve a potential conflict in a manner that is not in the best interest of the Fund or the Shareholders. Consequently, Shareholders may be dependent on the good faith of the respective parties subject to such conflicts to act in the Shareholders’ best interest. Although the Managing Owner attempts to monitor all of these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Liability of the Managing Owner and the Trustee Is Limited, and the Value of the Shares Will Be Adversely Affected If the Fund Is Required to Indemnify the Trustee or the Managing Owner.
Under the Declaration of Trust, the Managing Owner and the Trustee have the right to be indemnified for any liability or expense either incurs, absent gross negligence or willful misconduct on the part of the Managing Owner and the Trustee, as the case may be. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with the Fund. Any such sale would reduce the NAV of the Fund.

The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of NAV Calculation.
Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open commodity futures contracts on the date when the NAV is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the NAV of the Fund could be understated or overstated, perhaps to a significant degree.

The Liquidity of the Shares of the Fund May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares.
In the event that one or more Authorized Participants that have substantial interests in the Shares cease to act as Authorized Participants with respect to the Fund, this could adversely affect the correlation between the market price and NAV of the Shares. This may affect the liquidity of the Shares, which may potentially negatively impact the market price of Shares.

The Failure of a Commodity Broker to Segregate the Fund’s Assets May Increase Losses; Even If Such Assets Are Segregated, a Risk of Significant Loss to the Fund May Arise As the Fund May be Limited to a Pro Rata Share or None of its Assets
Commodity brokers are required by the Commodity Exchange Act to segregate all funds received from customers from proprietary assets. If the Fund’s assets are not so segregated, they may be subject to claims of the commodity broker’s creditors, private litigants and regulatory authorities in bankruptcy. In addition, the Fund’s rights to its assets held by a commodity broker that has become insolvent could be limited to recovering either a pro rata share of all available funds segregated on behalf of all customer accounts or no assets at all, even though certain property specifically traceable to the Fund was held by the commodity broker. A commodity broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Any material actions are described under the section “Litigation and Claims.” If any exchange or a clearing house used by a commodity broker becomes insolvent, the Fund could experience a loss to the extent that all or a portion of the Fund’s assets was in the possession of the exchange or clearing house.

Index-Related Risks

The Index May Be Highly Concentrated in an Industry and Have Different Weights in a Particular Commodity Sector, Which May Increase Volatility and Negatively Impact the Value of the Shares.
As of [•], 2012, the sector weightings of the Index were Agriculture ([•]%), Energy ([•]%), Livestock ([•]%) and Metals ([•]%). To the extent that the Index is concentrated in a particular sector, the performance of the Fund will be dependent on the performance of that sector. The Fund may be subject to greater risks and market fluctuations than a fund whose portfolio has exposure to a broader range of sectors. As the Index’s concentration increases in a sector, the number of corresponding futures contracts owned by the Fund will increase accordingly. Additional concentration increases the opportunity for potential losses and gains. Therefore, an increase in concentration within a sector may cause the potential losses of the Shares to be magnified.

The commodities that comprise the Index may have different weights at various times. One consequence of such an unequal weighting of such commodities is that the same percentage change in two of the commodities may have different effects on the level of the Index due to the unequal weightings. Therefore, as the weighting of a commodity comprising the Index increases, a decrease in the value of such a commodity would further decrease the value of the Index and, in turn, the value of the Shares.

The Index Methodology May Not Produce the Intended Results.
No assurance can be given that the methodology of the Index will achieve its goals or that the Index will outperform any alternative basket or strategy that might be constructed from the components of the Index.

The Long and Short Positions Represented By the Index Are Not Designed to Provide the Return of Any Single Commodity or to Replicate the Performance of Long-Only Commodity Market Benchmarks.
In any given period, the performance of the Index may differ substantially from any single commodity or long-only commodity market benchmarks. The relative balance of the Fund’s long/short exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, all short and flat, or may consist of various combinations (long, short and flat) thereof. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly short and flat.

Positive Correlation of Changes in the Closing Levels Among the Commodities Comprising the Index May Negatively Impact the Value of the Shares.
Changes in the closing levels among the commodities comprising the Index may become highly, positively correlated, including, but not limited to, during a period in which there is a substantial decline in a particular sector represented by such commodities. Furthermore, such commodities may have a higher weighting in the Index relative to any of the other sectors. High, positive correlation during periods of negative returns among heavily weighted commodities representing any one sector may adversely impact the closing levels of the Index, and in turn, the value of the Shares.

Changes in the Values of the Commodities Comprising the Index May Offset Each Other.
The performance of the Shares is linked to the aggregate changes in the closing levels of the commodities comprising the Index. Price movements between commodities representing different commodity classes or geographic regions may not correlate, or may be negatively correlated, with each other. At a time when the value of a commodity representing a particular commodity class or geographic region increases, the value of other commodities representing different commodity classes or geographic regions may not increase as much or may decline. Therefore, in calculating the closing level of the Index, increases in the value of some of its commodities may be moderated by lesser increases, or more than offset by declines in the closing levels of other commodities comprising the Index. Also, there can be no assurance that the Index’s selection of commodities will actually produce higher closing levels than a different combination of commodities, methodologies, or strategies.

The Fund May Incur Losses on Its Investments in Cash Instruments.
The value of Cash Instruments generally moves inversely with movements in interest rates (declining as interest rates rise). The value of Cash Instruments might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell a Cash Instrument before it matures when its value has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Shareholders Have No Rights Against Morningstar.
Although Morningstar may make certain decisions that may negatively affect the existence of the Index or the performance of the Index, Shareholders will have no rights against Morningstar. Morningstar has no obligations relating to this offering or to the Shareholders.

Morningstar Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the Index.
Morningstar calculates and maintains the Index. Morningstar may add, eliminate or substitute the instruments underlying the Index or make other methodological changes that may change the weight of a commodity comprising the Index. Morningstar is entitled to exercise limited discretion in relation to the Index, including, but not limited to, calculating the Index levels should an extraordinary event (as provided by the Index rules) occur. Although Morningstar will act and make all determinations in good faith, it should be noted that the policies and judgments may have an impact, positive or negative, on the Index levels, and in turn, the value of the Shares. Additionally, Morningstar may alter, discontinue or suspend calculation or dissemination of a commodity comprising the Index. Any of these actions could adversely affect the value of the Shares. Morningstar does not have any obligation to take the needs or interests of any parties to transactions involving Shares, including the Shareholders, into consideration in taking any such action.

Morningstar, the Managing Owner and Any of Their Respective Affiliates May Publish Research That Conflicts and Which May Negatively Impact the Value of the Fund and the Shares.
Morningstar, the Managing Owner and any of their respective affiliates may publish research on commodity markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Morningstar, the Managing Owner and any of their respective affiliates may publish research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with one another and may be modified without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

Certain Index Commodity Contracts Underlying the Commodities Comprising the Index Will Be Subject to Pronounced Risks of Pricing Volatility.
Certain Index Commodity Contracts, most notably agricultural futures contracts, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to such commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity.

Certain Index Commodity Contracts, notably those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the futures contracts underlying such commodities that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil supply controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.

As a result of the additional volatility of the commodities comprising the Index, the closing level of the Index and, in turn, the value of the Shares, may also become subject to a corresponding increase in volatility.

Non-Concurrent Trading Hours Between NYSE Arca and the Various Futures Exchanges on Which the Commodities Underlying the Index Are Traded May Impact the Value of Your Investment.
The value of the Shares may be influenced by non-concurrent trading hours between NYSE Arca and the various futures exchanges on which the Index Commodity Contracts are traded. The trading hours for the futures exchanges on which each of the Index Commodity Contracts trade may not necessarily coincide during the times that the Shares trade on NYSE Arca.

For example, while the Shares trade on NYSE Arca until 4:00 p.m. Eastern Time, the COMEX division of the New York Mercantile Exchange closes at 1:30 p.m. Eastern Time. As a result, during periods when NYSE Arca is open and the futures exchange on which gold is traded are closed, liquidity in the global gold market will be reduced or extremely limited. As a result, trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the NAV of such Shares.

Historical Performance of the Benchmark Index Is Not a Guide to the Future Performance of the Fund.
Past performance of the Index is not necessarily indicative of the future performance of the Index. As the Shares of the Fund are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of the Index, over time, past performance of the Index is not necessarily indicative of the future performance of the Fund. There can be no guarantee that the performance of the Index will be positive over any period of time.

The Fund’s Performance May Not Always Track the Index.
The Fund’s returns may not match the return of the Index due to, among other things, disruptions in the markets for the commodities comprising the Index. In addition, the Fund may not replicate exactly the performance of the Index due to, among other factors, operating expenses incurred by the Fund, speculative position limits and an inability to be fully exposed to the Index as a result of cash inflows and cash reserves to meet redemptions.

The Fund Is Not Actively Managed and Will Seek to Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Shareholders Will Not Be Protected

Against Adverse Movements in the Level of the Index, Which, in Turn, May Have a Significantly Adverse Impact on the Shares.
The Fund is not actively managed by traditional methods. For example, if the positions owned by the Fund are trending in an adverse direction, the Fund will not close out the positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the NAV of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Regulatory Risks

Shareholders Have Limited Voting Rights, the Trustee Has Limited Duties and Powers, and Neither Will Be Able to Affect Management of the Fund Regardless of Performance.
Unlike the holder of capital stock in an investment company, Shareholders of the Fund have limited voting rights or other means to control or affect the Fund’s business. In addition, the powers and duties of the Trustee are very limited. The Trustee serves as the sole trustee of the Trust and the Fund in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other express duties to the Trust, the Managing Owner or the Shareholders of the Fund. The Trustee, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the management fee of the Managing Owner or replace the Managing Owner. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the Managing Owner. Thus, the Shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the Shareholders to a large extent are dependent on the abilities, judgment and good faith of the Managing Owner in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the Managing Owner in its relations with the Fund and its Shareholders. If the Managing Owner voluntarily withdraws or is removed by a vote of Shareholders and Shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

[The Managing Owner may not be removed as manager by Fund Shareholders except upon approval by the affirmative vote of the holders of at least 50% of the outstanding Shares (excluding Shares owned by the Managing Owner and its affiliates), subject to the satisfaction of certain conditions. Any removal of the Managing Owner by Fund Shareholders or by the Trustee (upon 90 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager unless a successor manager is appointed as provided in the Declaration of Trust.]

Thus, it is extremely unlikely that Fund Shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Shareholders Do Not Have the Rights Enjoyed by Shareholders in Certain Other Vehicles.
As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner).

The Fund is Not a Registered Investment Company.
The Fund is not a registered investment company subject to the 1940 Act. Consequently, Shareholders of the Fund do not have the regulatory protections provided to investors in registered and regulated investment companies which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates.

Regulation of the Commodities Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund.
The commodity futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of the commodities markets in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental, regulatory and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

On July 21, 2010, the Dodd-Frank Act was signed into law. The Dodd-Frank Act includes provisions altering the regulation of commodity interests. Provisions in the Dodd-Frank Act include, among other things, the requirement that position limits be established by the CFTC on a wide range of commodity interests including energy-based and other commodity futures contracts and certain commodity OTC contracts; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the required use of clearing house mechanisms for standardized OTC transactions. Additionally, the Dodd-Frank Act requires the aggregation, for purposes of position limits, of all positions in commodity futures and certain commodity OTC contracts held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges or in OTC contracts. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The Dodd-Frank Act and the rules and regulations promulgated thereunder may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on the Fund or upon its counterparties. In particular, new position limits imposed on the Fund or its counterparties may impact their ability to invest in a manner that most efficiently meets their respective investment objectives, and new requirements, including capital and mandatory clearing, may increase the cost of the Fund’s investments and doing business, which could adversely affect its Shareholders. On October 18, 2011, the CFTC adopted regulations that impose new federal position limits on Referenced Contracts and economically equivalent swap transactions. The limits will apply to the Fund’s combined positions across these products. The Referenced Contracts subject to the new rules represent approximately [•]% (i.e., 2011 production dollar weight) of the Index Commodity Contracts.

Below is a chart that sets forth the speculative position limits established by the relevant exchange as of February 8, 2012, which are applicable to the components representing the commodities in the Index that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon or through an economically equivalent OTC derivative transaction. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Component	Exchange	Exchange Position Limits

Energy Sector
Brent Crude Oil	ICE (Europe)	3,000 – Last Three Trading Days Prior to Contract Expiration
10,000 – Single Month
20, 000 – All Months Combined
WTI Crude Oil	NYMEX	3,000 – Last Three Trading Days Prior to Contract Expiration
10,000 – Single Month
20,000 – All Months Combined
Gas-Oil-Petroleum	ICE (Europe)	1,000 – Last Three Trading Days Prior to Contract Expiration
5,000 – Single Month
7, 000 – All Months Combined
Gasoline Blendstock	NYMEX	1,000 – Spot Month
5,000 – Single Month
7,000 – All Months Combined
Heating Oil #2 / Fuel Oil	NYMEX	1,000 – Spot Month
5,000 – Single Month
7,000 – All Months Combined
Natural Gas, Henry Hub	NYMEX	1,000 – Spot Month
6,000 – Single Month
12,000 – All Months Combined
Metals Sector
Copper High Grade / Scrap No. 2 Wir	NYMEX	1,200 – Spot Month
5,000 – Single Month
5,000 – All Months Combined
Gold	NYMEX	3,000 – Spot Month
6,000 – Single Month
6,000 – All Months Combined
Silver	NYMEX	1,500 – Spot Month
6,000 – Single Month
6,000 – All Months Combined
Agricultural Sector

Coffee ‘C’ Colombian	ICE (US)	500 – Spot Month – On or after the first delivery notice day
5,000 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents
5,000 – All Months Combined
Sugar #11 / World Raw	ICE (US)	5,000 – Spot Month – On or after the first delivery notice day
10,000 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents
15,000 – All Months Combined
Corn / No. 2 Yellow	CBOT	600 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month
33,000 – Single Month
33,000 – All Months Combined
Soybean Meal / 48% Protein	CBOT	720 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month
6,500 – Single Month – Futures-equivalent for both the options (in all strike prices) and futures contracts are aggregated to determine compliance with these net position limits
6,500 – All Months Combined
Soybean Oil / Crude	CBOT	540 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month
8,000 – Single Month – Futures-equivalent for both the options (in all strike prices) and futures contracts are aggregated to determine compliance with these net position limits
8,000 – All Months Combined
Soybeans / No. 2 Yellow	CBOT	600 – Spot Month
15,000 – Single Month
15,000 – All Months Combined
Wheat / No. 2 Soft Red	CBOT	600 – Spot Month -- Effective at the close of trade the day before its first delivery notice day
12,000 – Single Month
12,000 – All Months Combined
Wheat / No. 2 Hard Winter	KCBT	600 – Spot Month – Effective at the close of trade the day before its first delivery notice day
12,000 – Single Month
12,000 – All Months Combined
Cotton / 1-1/16”	ICE (US)	300 – Spot Month – On or after the first delivery notice day
3,500 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents
5,000 – All Months Combined
Livestock Sector

Live Cattle / Choice Average	CME	450 – Spot Month – As of the close of business on the first business day following the first Friday of the contract month
6,300 – Single Month – As of the close of business on the business day immediately preceding the last five business days of the contract month
Lean Hogs / Average Iowa/S Minn	CME	950 – Spot Month – As of the close of business on the fifth business day of the contract month
4,150 – Single Month

[1]	LEGEND:
“CBOT” means the Board of Trade of the City of Chicago, Inc. or its successor.

“CME” means the Chicago Mercantile Exchange, Inc. or its successor.

“ICE” means the InterContinental Exchange, Inc. or its successor.

“KCBOT” means the Kansas City Board of Trade or its successor.

“NYMEX” means the New York Mercantile Exchange, Inc. or its successor.

Market Disruptions and Resulting Governmental Interventions are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.
The global financial markets have recently gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been ambiguous in scope and application, resulting in confusion and uncertainty which has been materially detrimental to the efficient functioning of the markets as well as previously successful investment methodologies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

As discussed above, the Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund invests. The Dodd-Frank Act could result in certain investment strategies in which the Fund engages or may have otherwise engaged becoming non-viable or non-economic to implement. The Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund. See also “Regulation of the Commodities

Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund.” above.

Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.
Some of the Fund’s trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearing house system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. These risks include adverse exchange-rate movements between the dollar and the functional currencies of such contracts, potential exchange controls, expropriation, burdensome or confiscatory taxation, moratorium and political or diplomatic events. It may also be more costly and difficult for the Fund to enforce laws or regulations of a foreign country or exchange, and it is possible that the foreign country does not have laws or regulations to adequately protect the rights and interests of Shareholders of the Fund.

Some foreign exchanges may be in an earlier developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain contracts on foreign exchanges as do local market participants, and the historical market data on which the Managing Owner bases its strategies may not be as reliable or as accessible as it is in the United States. All of these factors could adversely affect the performance of the Fund.

Deregistration of the Managing Owner Could Disrupt Operations.
The Managing Owner is registered with NFA as a commodity pool operator and a commodity trading advisor. If the CFTC, NFA and/or SEC were to terminate, suspend, revoke or not renew the Managing Owner’s registrations, the Managing Owner would be compelled to withdraw as the Fund’s manager. The Shareholders would then determine whether to select a replacement manager or to dissolve the Fund. No action is currently pending or threatened against the Managing Owner.

Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares.
The Dodd-Frank Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Dodd-Frank Act provides that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearing houses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearing house, as well as possible regulatory margin requirements. The SEC and CFTC also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it with respect to its investments in Other Commodity Instruments (if any). Although the Dodd-Frank Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund will not qualify to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes certain Other Commodity Instruments (if any) will not be able to rely on the end-user exemptions under the Dodd-Frank Act. Therefore such Other Commodity Instruments may be subject to mandatory clearing and the dealers will be subject to margin requirements irrespective of whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearing houses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The SEC or CFTC may also require that a substantial portion of OTC transactions be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for the Fund to engage in tailored or customized transactions. These may also result in certain Other Commodity Instruments (if any) in which the Fund might otherwise invest impossible or uneconomical.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major swap participants in the OTC derivatives markets. Dealers and major swap participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Dodd-Frank Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

Although the Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of the Trust Or Indemnification Of the Trust By the Shareholders Will Increase A Shareholder’s Liability.
The Shares are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, holders of Shares could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Declaration of Trust. In addition, Shareholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of:

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Other Risks

You Should Consult Your Own Legal, Tax and Financial Advisers Regarding the Desirability of an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust or the Fund.
While the Managing Owner has consulted with legal, tax and financial advisers regarding the formation and operation of the Trust and the Fund, no counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own counsel, accountants and other advisers before investing in the Shares.

Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.
The Managing Owner believes that all intellectual property rights needed to operate the Fund have been obtained by the Managing Owner. However, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. The negotiation, litigation or settlement of such claims may result in expenses or damages that could adversely affect the Fund or lead to its termination.

Tax Risks

Shareholders Will Be Subject to Taxation on Their Allocable Shares of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their shares of the Fund’s taxable income or even the tax liability that results from such income.

Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items.
U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.
Under current law, long-term capital gains are taxed to non-corporate Shareholders at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

INVESTMENT OBJECTIVE, FEES, RISKS AND INFORMATION ABOUT THE INDEX

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the performance of the Index over time. The Fund will seek to achieve its investment objective by investing under normal market conditions principally in Index Commodity Contracts and U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, as described below, and, in certain circumstances, futures contracts on non-Index commodities traded on U.S. or foreign exchanges (“Other Commodity Contracts”). In addition, to a limited extent the Fund may also invest in commodity-based swap agreements cleared through an a central clearing house or the clearing house’s affiliate (“Cleared Swaps”) and exchange-traded options on Other Commodity Contracts, forward contracts, exchange-traded cash-settled options, OTC swaps and other OTC transactions that provide economic exposure to the investment returns of the commodities markets, as represented by the Index and its constituents (collectively, “Other Commodity Instruments,” and, together with Other Commodity Contracts and Cleared Swaps, “Other Instruments”). The Fund intends to invest first in Index Commodity Contracts and Other Commodity Contracts. Thereafter, if the Fund reaches the position limits applicable to one or more Index Commodity Contracts or Other Commodity Contracts (collectively, “Affected Contracts”), the Fund may invest in alternative futures contracts, swaps or forwards as a proxy for such Affected Contracts. By using certain or all of these investments, the

Managing Owner will endeavor to cause the Fund’s performance to closely track that of the Index over time.

The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular commodity should be maintained with its prescribed weighting (a “long position”) or moved to a short weighting (a “short position”). For each commodity represented by the Index, Morningstar calculates a “linked” price series that incorporates both price changes and roll yield. Roll yield is the amount of return generated (either positive or negative) by rolling a short-term contract into a longer-term contract and profiting or losing money from the convergence toward a higher or lower spot price. Whether a position will be long or short is determined, at the time of a monthly rebalancing, by comparing the linked price of each commodity to the 12-month moving average of the linked price of such commodity. For example, if at a monthly rebalancing, the linked price for a commodity exceeds its 12-month moving average, the Index takes the long side in the subsequent month. Conversely, if the linked price for a commodity is below its 12-month moving average, the Index takes the short side. An exception is made for commodities in the energy sector. If the signal for a commodity in the energy sector is short, the weight of that commodity is moved to cash (i.e., flat). Energy is unique in that its price is extremely sensitive to geopolitical events and not necessarily driven purely by demand-supply imbalances.

To be considered for inclusion in the Index, a commodity should have futures contracts traded on one of the U.S. exchanges and rank in the top 95% by total dollar value of open interest. The weight of each individual commodity in the Index is the product of two factors: magnitude and the direction of the momentum signal. The Index is reconstituted annually and directions (i.e., whether long, short or flat) of each commodity are determined monthly.

Consistent with seeking to achieve the Fund’s investment objective, the Managing Owner may for certain reasons cause the Fund to enter into or hold Other Commodity Contracts, Cleared Swaps and/or Other Commodity Instruments. For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Index Commodity Contract. Additionally, OTC Other Commodity Instruments can generally be structured as the parties to the contract desire. Therefore, the Fund might enter into multiple Cleared Swaps and/or OTC Other Commodity Instruments intended to exactly replicate the performance of one or more Index Commodity Contracts, or a single OTC Other Commodity Instrument designed to replicate the performance of the Index as a whole. Assuming that there is no default by a counterparty to an OTC Other Commodity Instrument, the performance of the Other Commodity Instrument should positively correlate with the performance of the Index or the applicable Index Commodity Contract. The Fund might also enter into or hold Other Commodity Instruments to facilitate effective trading, consistent with the discussion of the Fund’s long/short strategy in the preceding paragraph. In addition, the Fund might enter into or hold Other Instruments that would be expected to alleviate overall deviation between the Fund’s performance and that of the Index that may result from certain market and trading inefficiencies or other reasons. By using certain or all of these investments, the Managing Owner will endeavor to cause the Fund’s performance to closely track that of the Index over time. The Fund will invest to the fullest extent possible in Index Commodity Contracts and Other Instruments without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Index Commodity Contracts and Other Instruments.

Fund Fees and Expenses

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [•]% per annum of the daily NAV of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s trading advisory services. From time to time, the Managing Owner may waive all or a portion of its Management Fee.

Organization and Offering Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations). Organization and offering expenses relating to the Fund include those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as initial and ongoing registration fees, filing fees, escrow fees and taxes; costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement and the exhibits thereto; the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares; travel, telephone and other expenses in connection with the offering and issuance of the Shares; accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and any extraordinary expenses related thereto (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith).

Brokerage Commissions and Fees

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give-ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange-trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Commodity Broker are expected to be less than $[•] per round-turn trade, although the Commodity Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed [•]% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, custody fees, transfer agency fees, distribution and marketing fees, legal, audit and accounting fees and expenses, filing fees, exchange listing fees and printing, mailing and duplication costs.

Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Selling Commission

Retail Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Description of the Index

The following is a more complete description of the Index, including, without limitation, information about the composition, weighting and method of calculation.

General

The Index is a fully collateralized commodity futures index. Whether a position will be long or short is determined by the “linked” price of each commodity (described above). The direction of each position in the Index is determined monthly and is effective on the third Friday of the month (each, a “repositioning”). For example, if at a monthly repositioning, the linked price for a commodity exceeds its 12-month moving average, the Index takes the long side in the subsequent month. Conversely, if the linked price for a commodity is below its 12-month moving average, the Index takes a short position. An exception is made for commodities in the energy sector. If the signal for a commodity in the energy sector is short, the weight of that commodity is moved to cash (i.e., flat). Energy is unique in that its price is extremely sensitive to geopolitical events and not necessarily driven purely by demand-supply imbalances. As of [•], 2012, the sector weightings of the Index were Agriculture ([•]%), Energy ([•]%), Livestock ([•]%) and Metals ([•]%).

Momentum Rule
For each commodity, Morningstar calculates a “linked” price series that incorporates both price changes and roll yield. At each monthly repositioning, if the linked price exceeds its 12-month moving average, Morningstar takes the long side in the subsequent month. Conversely, if the linked price is below its 12-month moving average, Morningstar takes the short position.

Index Construction

Overview
The next reconstitution date will occur on [•]. At each reconstitution date, Index eligibility is defined based on the criteria described in this section. Commodities not meeting the specific rules set forth in this section are not eligible for inclusion in the Index.

Eligibility Requirements
To qualify for inclusion in the Index, a commodity future must list on a U.S. exchange and be denominated in U.S. dollars.

The following are excluded:

1) Financial futures (e.g., securities, currencies, interest rates, etc.).

2) Commodity contracts not denominated in U.S. dollars.

3) Commodity contracts with less than twelve months of pricing.

Commodity Selection
Morningstar sorts all commodity contracts that meet the above eligibility requirements in descending order by the total U.S. dollar value of open interest. All commodities that make up the top 95% of the total open interest pool of all eligible commodities, starting with the one with the largest open interest value, will be included in the Index.

Constituent Weighting
The weight of each commodity in the Index is the product of two factors: magnitude and the direction of the momentum signal. Morningstar initially sets the magnitude based on the 12-month average of the dollar value of open interest of each commodity. Morningstar then caps the top magnitude at 10%, redistributing any overage to the magnitudes of the remaining commodities. Morningstar chooses this capped open-interest weighting system in order to reflect the importance of each commodity in a global economy and to keep the indexes diversified across commodities.

Reconstitution and Rebalancing
The Index is reconstituted and rebalanced—i.e., the Index membership and constituent weights are reset—annually, on the third Friday of December after the day’s closing Index values have been determined. The reconstitution is effective at the open of trading on first trading day after the third Friday of December.

Roll Methodology
Morningstar implements all contract rolls on the third Friday of each month to coincide with portfolio repositioning and the rolling of the U.S. Treasury bills used for collateral. If the third Friday of the month is a trading holiday, Morningstar rolls and rebalances or reconstitutes on the trading day prior to the third Friday. To ensure that contracts are rolled before becoming committed to receive physical delivery, contracts are selected so that the delivery month is at least two months away from the upcoming month. On each potential roll date, the delivery month of the current contract is compared to the delivery month of the nearest contract whose delivery month is at least two months away from the upcoming month. If the latter is further into the future than the former, the contract is rolled.

Linking Factor Calculation

A “linking” factor is defined for each commodity that converts the price of the contract in effect at each point in time to a value that accounts for contract rolls called the “linked price.” Each time a contract is rolled, the “linking” factor is adjusted by the ratio of the closing price of the current contract to the closing price of the new contract.

Commodity Sector Assignments
The following reflects sector assignments for eligible commodities:

Sector	Commodity	Description

Agriculture	Butter	Butter Cash Settled
Agriculture	Butter	Butter, AA
Agriculture	Cocoa	Cocoa / Ivory Coast
Agriculture	Coffee	Coffee ‘C’ / Mini
Agriculture	Coffee	Coffee ‘C’ /Colombian
Agriculture	Corn	Corn / No. 2 Yellow
Agriculture	Corn	Corn Mini-sized
Agriculture	Cotton	Cotton / 1-1/16”
Agriculture	Diammonium Phosphate	Diammonium Phosphate
Agriculture	Lumber	Lumber / Spruce-Pine Fir 2x4
Agriculture	Milk	Milk
Agriculture	Milk	Milk, Class IV
Agriculture	Milk	Milk, Nonfat Dry
Agriculture	Oats	Oats / No. 2 Milling
Agriculture	Oats	Oats / No. 2 White Heavy
Agriculture	Orange Juice	Orange Juice, Differential
Agriculture	Orange Juice	Orange Juice, Frozen Concentrate
Agriculture	Pulp	Pulp
Agriculture	Rice	Rough Rice #2
Agriculture	Soybean Meal	Soybean Meal / 48% Protein
Agriculture	Soybean Oil	Soybean Oil / Crude
Agriculture	Soybeans	Soybean, South American
Agriculture	Soybeans	Soybeans / No. 1 Yellow
Agriculture	Soybeans	Soybeans Mini-Sized
Agriculture	Sugar	Sugar #11/World Raw
Agriculture	Sugar	Sugar #14/Domestic Raw
Agriculture	Urea	Urea
Agriculture	Urea Ammonium Nitrate	Ammonium Nitrate
Agriculture	Wheat	Wheat / No. 2 Hard Winter
Agriculture	Wheat	Wheat / No. 2 Soft Red
Agriculture	Wheat	Wheat / Spring 14% Protein
Agriculture	Wheat	Wheat Mini-Sized
Agriculture	Wheat	Wheat, Hard Red Winter
Energy	Coal	Coal, Central Appalachian
Energy	Coal	Coal, Richards Bay
Energy	Coal	Coal, Rotterdam
Energy	Crude Oil	Crude Oil (E)
Energy	Crude Oil	Crude Oil E-mini

Sector	Commodity	Description

Energy	Crude Oil	Crude Oil, Brent
Energy	Crude Oil	Crude Oil, Brent / Global Spot
Energy	Crude Oil	Crude Oil, Brent emiNY
Energy	Crude Oil	Crude Oil, Sour / Midland, TX
Energy	Crude Oil	Crude Oil, WTI / Global Spot
Energy	Crude Oil	Crude Oil, WTI Light Sweet
Energy	Ethanol	Ethanol
Energy	Ethanol	Ethanol
Energy	Gas Oil	Gas Oil
Energy	Gas Oil	Gas-Oil-Petroleum
Energy	Gasoline	Gasoline Unleaded, E-MinNY
Energy	Gasoline	Gasoline, Blendstock
Energy	Gasoline	Gasoline, Blendstock RBOB (E)
Energy	Gasoline	Gasoline, Unleaded / Regular Non-Ox
Energy	Gasoline	Gasoline, Unleaded Blendstock (RBOB
Energy	Heating Oil	Heating Oil
Energy	Heating Oil	Heating Oil #2 / Fuel Oil
Energy	Heating Oil	Heating Oil (ED)
Energy	Heating Oil	Heating Oil / E-MinNY
Energy	Natural Gas	Natrual Gas E-mini
Energy	Natural Gas	Natural Gas (E) Last Day
Energy	Natural Gas	Natural Gas (E) Penultimate
Energy	Natural Gas	Natural Gas, Henry Hub
Energy	Propane	Propane
Livestock	Broilers	Broilers / Dressed ‘A’, 1-3/4 to 3-
Livestock	Feeder Cattle	Cattle, Feeder / Average
Livestock	Hogs	Hogs, Lean / Average Iowa/S Minn
Livestock	Hogs	Hogs, Live, Old
Livestock	Live Cattle	Cattle, Live / Choice Average
Livestock	Pork Bellies	Pork Bellies, Frozen, 12-14 lbs.
Metals	Aluminum	Aluminum / Pig Ingots
Metals	Copper	Copper / Electrolytic Cathodes
Metals	Copper	Copper High Grade / Scrap No. 2 Wir
Metals	Gold	Gold
Metals	Gold	Gold, 100 oz
Metals	Gold	Gold, N.Y. Mini-sized
Metals	Palladium	Palladium
Metals	Platinum	Platinum
Metals	Silver	Silver
Metals	Silver	Silver, 5000 oz
Metals	Silver	Silver, N.Y. Mini-sized

Composition of the Index

The following chart provides the composition of the Index as of December 31, 2011.

MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM

Commodity	Signal	Index Weight

Agricultural
Coffee ‘C’/Colombian	Short	3.76%
Corn/No. 2 Yellow	Short	4.98%
Cotton/1-1/16”	Short	3.68%
Soybean Meal/48% Protein	Short	3.52%
Soybean Oil/Crude	Short	3.75%
Soybeans	Short	4.94%
Sugar #11/World Raw	Short	4.19%
Wheat/No. 2 Hard Winter	Short	3.33%
Wheat/No. 2 Soft Red	Short	3.75%

Total Long		0%
Total Short		35.90%
Total Flat		0%
Total Agricultural		35.90%

Energy
Crude Oil Brent/Global Spot	Long	8.19%
Crude Oil WTI/Global Spot	Long	10.75%
Gas-Oil-Petroleum	Long	6.24%
Gasoline Blendstock	Flat	4.90%
Heating Oil #2/Fuel Oil	Flat	5.22%
Natural Gas Henry Hub	Flat	5.36%

Total Long		25.18%
Total Flat		15.47%
Total Energy		40.65%

Livestock
Cattle Live/Choice Average	Short	4.07%
Hogs Lean/Average Iowa/S Minn	Short	3.77%

Total Long		0%
Total Short		7.84%
Total Flat		0%
Total Livestock		7.84%

Metals
Copper High Grade/Scrap No. 2 Wire	Short	3.97%
Gold	Long	6.92%
Silver	Short	4.72%

Total Long		6.92%
Total Short		8.69%
Total Flat		0%
Total Metals		15.61%

LICENSING AGREEMENT AND DISCLAIMER

The Managing Owner has entered into a licensing agreement with the Index Provider to use the Index. The Fund is entitled to use the Index pursuant to a sub-licensing arrangement with the Managing Owner.

The Fund is not sponsored, endorsed, sold or promoted by Morningstar. Morningstar makes no representation or warranty, express or implied, to the shareholders of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund in particular or the ability of the Index to track general stock market performance. Morningstar’s only relationship to the

Managing Owner is the licensing of certain service marks and service names of Morningstar and of the Index, which is determined, composed and calculated by Morningstar without regard to the Managing Owner or the Fund. Morningstar has no obligation to take the needs of the Managing Owner or the shareholders of the Fund into consideration in determining, composing or calculating the Index. Morningstar is not responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the Index or in the determination or calculation of the equation by which the Index is converted into cash. Morningstar has no obligation or liability in connection with the administration, marketing or trading of the Index.

MORNINGSTAR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR SHALL HAVE NOT LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MORNINGSTAR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE MANAGING OWNER, SHAREHOLDERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. MORNINGSTAR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SHARE SPLITS

The Managing Owner may declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trust is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Managing Owner may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Fund property that would be represented by those Shares and distribute the net proceeds of those Shares or that Fund property to the Shareholders entitled to them.

FUND MANAGEMENT AND OTHER THIRD PARTIES

The Managing Owner

General

Van Eck Absolute Return Advisers Corp., 335 Madison Avenue, New York, New York 10017, is the Managing Owner of the Fund. Van Eck Absolute Return Advisers Corp. and its affiliates (collectively, “Van Eck Global”) advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. Van Eck Global has been an investment manager since 1955 and also acts as manager or sub-manager to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts.

The Managing Owner is a wholly-owned subsidiary of Van Eck Associates Corporation (“VEAC”). The principal owner of VEAC is Jan F. van Eck. As of [•], 2012, the Managing Owner’s assets under management were approximately $[•] billion.

The Fund has agreed to indemnify the Managing Owner for certain liabilities, including [certain liabilities arising under the federal securities laws, unless such loss or liability results from willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations and duties to the Fund].

The Fund has not commenced operations as of the date of this Prospectus. Accordingly, no management fees have been paid to the Managing Owner as of the date of this Prospectus. [In addition, the Managing Owner assumed no expenses for the same period.]

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund. Specifically, the Managing Owner:

•	will select the Trustee, Administrator, Marketing Agent, Distributor and auditor of the Fund;

•	will negotiate various agreements and fees for the Fund;

•	will perform such other services as the Managing Owner believes that the Fund may require;

•	will select the commodity brokers for the Funds; and

•

will monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index, over time.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or other commodity interests. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts or other commodity interests.

Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification

A Shareholder should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As Managing Owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Declaration of Trust. The Declaration of Trust is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and in the Declaration of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

[The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, Shareholders, partners, members, managers or employees (the “Manager Related Parties”) if the Manager Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute gross negligence or willful misconduct by the Manager Related Parties. The Fund has agreed to indemnify the Manager Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, unless such loss or liability results from willful misfeasance, bad faith, gross negligence or reckless disregard of the Manager Related Parties’ obligations and duties to the Fund, as applicable.]

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain Shareholders’ informed consent to such conflicts. Prospective Shareholders who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” below and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

Managing Owner’s Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of $[•] in the Fund.

The Trustee

The Trustee, a national bank with its principal place of business in Delaware, is the sole Trustee of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principal place of business in Delaware.

The Trustee will serve in a passive role as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the Fund, the Managing Owner or the Shareholders of the Fund. The Trustee is permitted to resign upon at least [sixty (60)] days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that [the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee]. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional Managing Owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the Managing Owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund, as appropriate.

Because the Trustee has no management authority with respect to the Fund, it is not registered in any capacity with the CFTC.

The Administrator

[•] performs accounting and administrative services for the Fund pursuant to a written agreement. For these accounting and administrative services a fee is calculated daily and paid monthly to [•] by the Fund at an annual rate of [•]% of average daily net assets.

Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from the Administrator by calling the following number: ([•]) [•]-[•]. A copy of the Administration Agreement is available for inspection at [•].

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o [•], [•], telephone number ([•]) [•]-[•].

The Administrator and any of its affiliates may purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

[The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[•] per order. These transaction processing fees are paid by the Authorized Participants and not by any Fund.]

The Custodian

[•], [Address], is the Custodian of the Fund’s assets.

The Transfer Agent

[•], [Address], serves as Transfer Agent for the Fund.

The Marketing Agent

[•], [Address], serves as Marketing Agent for the Fund. The Marketing Agent assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at c/o [•], [Address]; telephone number ([•]) [•]-[•].

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Commodity Broker

[•], which will serve the Commodity Broker for the Fund. In its capacity as Commodity Broker, the Commodity Broker will clear (and may execute) the futures transactions of the Fund and perform certain administrative services for the Fund. [•] is also registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity.

[There is no litigation pending regarding [•] that would materially adversely affect its ability to carry on its commodity futures, foreign exchange futures and options brokerage business.]

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all conflicts of interest and, as a result, the Managing Owner could resolve a potential conflict in a manner that is not in the best interest of the Fund or the Shareholders. Consequently, Shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that all of these conflicts will not, in fact, result in adverse consequences to the Fund, the NAV of the Shares and ultimately the market price of the Shares.

Prospective Shareholders should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to Shareholders.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also services other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Commodity Broker

The Commodity Broker may act as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The Managing Owner, its affiliates and their respective trading principals may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of each Fund, prospective Shareholders should be aware that such persons may take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions by the Managing Owner and Its Affiliates Involving the Index Commodities

The Managing Owner and its affiliates may engage in long or short transactions involving the commodities underlying the Index (and/or sub-components thereof) for their proprietary accounts and for accounts under their management, and they also may enter into certain instruments with customers, such as long or short swaps and options, based on the value of the Index or its components. These activities may involve fees that are the same as, higher than or lower than the fees payable by the Fund to the Managing Owner. Such transactions may have a positive or negative effect on the value or level of the commodities underlying the Index (and/or sub-components thereof) and consequently upon the Index levels, and in engaging in such transactions, none of the Managing Owner and its affiliates nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Index and/or the Fund.

In implementing the Fund’s investment strategy, the Managing Owner may use certain techniques or methodologies used by the Managing Owner’s affiliates. The Managing Owner’s affiliates may change or discontinue operation of their trading techniques and methodologies at any time without regard for any effect on the Fund.

Morningstar Acting in Other Capacities

Morningstar and its affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between Morningstar and its affiliates and any users of the Index and/or parties exposed to products referencing the Index.

Issuing of Other Derivative Instruments in Respect of the Index Commodities

The Managing Owner and its affiliates may issue derivative instruments in respect of the Index or its underlying commodities (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index levels.

Obtaining of Non-Public Information with Respect to the Index

The Managing Owner, Morningstar and/or their respective affiliates may acquire non-public information with respect to the commodities underlying the Index (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the Index. In addition, one or more of such parties may publish research reports with respect to the commodities underlying the Index (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index level.

LITIGATION AND CLAIMS

[Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Managing Owner, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.]

PRINCIPALS, OWNERSHIP AND COMPENSATION

Principals and Key Employees

The following principals and key employees serve in the below capacities on behalf of the Managing Owner:

Name and Age	Position(s) Held with the Managing Owner	Length of Time Served	Principal Occupation(s) During Past Five years

Charles T. Cameron 51	None	Not Applicable	Director of Trading and Portfolio Manager for VEAC; Officer of other investment companies advised by VEAC.
Joseph M. Foster 53	Vice President	Since May 1997	Portfolio Manager for the Managing Owner and VEAC.

Thomas K. Lynch 55	Vice President and Chief Compliance Officer	Since December 2006

Chief Compliance Officer of the Managing Owner and VEAC; Chief Compliance Officer of Van Eck Securities Corporation (“VESC”), August 2008 to present; Officer of other investment companies advised by VEAC.

Joseph J. McBrien 63	Senior Vice President, Secretary, General Counsel and Director	Since December 2005

Senior Vice President, General Counsel and Secretary of the Managing Owner, VEAC and VESC; Director of VESC and the Managing Owner, October 2010 to present; Officer of other investment companies advised by VEAC.

Shawn Reynolds 49	None	Not Applicable	Senior Energy Analyst and Portfolio Manager for the Managing Owner and VEAC.
Jonathan R. Simon 37	Vice President and Assistant Secretary	Since August 2006	Vice President, Associate General Counsel and Assistant Secretary of the Managing Owner, VEAC and VESC; Officer of other investment companies advised by VEAC.
Bruce J. Smith 56	Senior Vice President, Chief Financial Officer, Treasurer, Controller and Director	Since May 1997

Senior Vice President, Chief Financial Officer, Treasurer and Controller of the Managing Owner, VEAC and VESC; Director of the Managing Owner, VEAC and VESC, October 2010 to present; Officer of other investment companies advised by VEAC.

John C. van Eck 96	None	Not Applicable	Chairman of the Board of Directors of VEAC.
Jan F. van Eck 48	Director and President	Since May 1997	Director, President and Owner of VEAC; Director and President, VESC; Director and President of the Managing Owner; Officer of other investment companies advised by VEAC.

PRINCIPAL SHAREHOLDERS

As of the date of this Registration Statement, no person owned of record or beneficially 5% or more of the outstanding Shares of the Fund because the Fund had not yet commenced operations.

SECURITY OWNERSHIP OF MANAGEMENT

As of the date of this Registration Statement, the Trustee and the executive officers of the Registrant, as a group, did not own any of the Shares of the Fund because the Fund had not yet commenced operations.

EXECUTIVE COMPENSATION

During the last two fiscal years, the executive officers of the Fund did not receive any compensation from the Fund.

During the last fiscal year, the executive officers did not have any unexercised options, stock that had not vested, or equity inventive plan awards from the Fund.

During the last fiscal year, the Trustee of the Fund did not receive any compensation from the Fund.

SHAREHOLDER INFORMATION

Business Development of the Fund

The Fund was formed as a series of a Delaware statutory trust on February 1, 2012.

Description of the Shares, the Trust and the Fund; Certain Material Terms of the Declaration of Trust

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the Fund and the material terms of the Declaration of Trust. Prospective Shareholders should carefully review the Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Declaration of Trust.

Description of the Shares

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on NYSE Arca under the symbol “[•].” The Fund’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of [•] Shares, or Baskets. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

If the Managing Owner determines that there is more cash being held in the Fund than is reasonably expected to be needed to pay the Fund’s expenses in the near future, the Managing Owner at its discretion can either distribute the extra cash to the Shareholders or use it to acquire additional Index Commodity Contracts, Other Instruments or Cash Instruments. The Fund has no obligation to make periodic distributions to Shareholders.

If the Trust receives any proceeds in respect of its property other than those it is permitted to hold, the Trustee, at the direction of the Managing Owner, will distribute that property to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Managing Owner, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Managing Owner nor the Trustee will be responsible if the Managing Owner determines that it is unlawful or impractical to make a distribution available to registered holders.

The Trust

The Trust is organized in separate series as a statutory trust under the Delaware Statutory Trust Act. As of the date of this Prospectus, the Trust consists of one series. The Trust and the Fund are managed by the Managing Owner, whose office is located at 335 Madison Avenue, New York, New York 10017, telephone: (212) 293-2000.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of the Marketing Agent, c/o [•], [Address]; telephone number ([•]) [•]-[•]; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained at the offices of [•], [Address]; telephone number ([•]) [•]-[•]. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) will be maintained at the Fund’s principal office, c/o Van Eck Absolute Return Advisers Corp., 335 Madison Avenue, New York, New York 10017, telephone: (212) 293-2000.

Trust books and records are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund’s fiscal year ends on December 31 of each year.

The Fund

The Trust is formed and is operated in a manner such that the Fund is liable only for obligations attributable to the Fund and Shareholders of the Fund are not subject to the losses or liabilities of any other series of the Trust that may be created in the future. If any creditor or Shareholder in a series asserted against the series valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular series and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”), incurred, contracted for or otherwise existing solely with respect to a particular series are enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a) of that Act) are met, then the Claims of any particular series are enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Managing Owner on behalf of the Trust or the Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with the Fund; and

•

a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund.

Certain Material Terms of the Declaration of Trust

Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification
A description of the fiduciary and regulatory duties of the Managing Owner and the limitation of liability and indemnification provided to the Managing Owner and certain of its affiliates is contained in the section “Fiduciary and Regulatory Duties of the Managing Owner.”

Shareholder Actions
Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a fiduciary of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a fiduciary has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund
As of the date of this Prospectus, both the Managing Owner and its principals own less than 1% of the Shares of the Fund.

Management; Voting by Shareholders
The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund.

The Managing Owner has the right unilaterally to amend the Declaration of Trust as it applies to the Fund provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the Shareholders by the Managing Owner in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Fund in Certain States
A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to similar limitations on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
The Shares are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of the Fund could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust.

Book-Entry Form
Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Termination Events
The Trust, or as the case may be, the Fund, may be dissolved at any time and for any reason by the Managing Owner with written notice to the Shareholders.

Net Asset Value

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, NAV includes any unrealized profit or loss on open Index Commodity Contracts, Other Instruments and any Cash Investments or other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open commodity futures contracts traded on a U.S. or non-U.S. exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable U.S. or non-U.S. exchange on the date with respect to which NAV is being determined; provided, that if a commodity futures contract traded on a U.S. or on a non-U.S. exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s commodity brokerage accounts is expected to accrue at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

The value of Cleared Swaps is determined based on the value of the Index Commodity Contract in connection with each specific Cleared Swap.

In calculating the NAV of the Fund, the settlement value of a Cleared Swap (if any) and an OTC Other Commodity Instrument (if any) is determined by either applying the then-current disseminated value for the related Index Commodity Contracts or the terms as provided under the applicable Cleared Swap or OTC Other Commodity Instrument, as applicable. However, in the event that one or more of the related Index Commodity Contracts are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Fund’s Cleared Swaps or OTC Other Commodity Instruments (if any) on a fair value basis in order to calculate the Fund’s NAV.

NAV per Share is the NAV of the Fund divided by the number of its outstanding Shares.

CREATION AND REDEMPTION OF SHARES

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by [•] [•].m., Eastern time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the NAV of [•] Shares of the Fund as of the closing time of NYSE Arca or the last to close of the exchanges on which Index Commodity Contracts are traded, whichever is latest, on the purchase order date. Baskets are issued as of [•] [•].m., Eastern time, on the business day immediately following the purchase order date at the applicable NAV as of the closing time of NYSE Arca or the last to close of the exchanges on which the corresponding Index Commodity Contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by [•] [•].m., but the total payment required to create a Basket will not be determined until [•] [•].m., Eastern time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. Valid orders to purchase Baskets received after [•] [•].m. are considered received on the following day. The NAV of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Managing Owner may reject a purchase order if: (i) it determines that the purchase order is not in proper form; (ii) the Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or the Shareholders; or (iii) circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets. The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by [•] [•].m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of [•]Shares and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than [•] [•].m., Eastern time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodity Contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount at [•] [•].m., Eastern time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at [•] [•].m., Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by [•] [•].m., Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by [•] [•].m., Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time to time.

Suspension or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the [•] for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $[•] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

PLAN OF DISTRIBUTION

Initial Purchaser

On [•], the Initial Purchaser, subject to certain terms and conditions, agreed to purchase and take delivery of [•] Shares of the Fund, which comprise the Initial Baskets of the Fund, at a purchase price of $[•] per Share ($[•] per Basket), pursuant to an Initial Purchaser Agreement. The Initial Purchaser proposes to offer to the public these [•] Shares of the Fund at a per-Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Fund’s NAV and the supply of and demand for the Shares at the time of the offer. Shares of the Fund offered by the Initial Purchaser at different times may have different offering prices.

[The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.]

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $[•] per Share. The price of $[•] per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket at the NAV per Share. The Initial Purchaser’s activities in connection with its role as the Initial Purchaser will cease after it has fully transacted with respect to the initial Baskets of the Fund. No Authorized Participants (except with respect to the Initial Purchaser, which is an Authorized Participant) will be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Purchasing and Selling Shares

Most Shareholders buy and sell Shares in secondary market transactions through brokers. Shares of the Fund will trade, subject to notice of issuance, on the NYSE Arca under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most Shareholders incur customary brokerage commissions and charges.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. An Authorized Participant must be: (1) a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. [To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $[•] per order to create or redeem Baskets.] [Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.]

The Fund will issue Shares in Baskets to Authorized Participants continuously as of [•] Eastern time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of [•] Shares as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodity Contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may offer to the public, from time to time, Shares of the Fund from any Baskets they create. Shares of the Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the market price of the Shares of the Fund on NYSE Arca, the Fund’s NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

The Initial Purchaser and, during the continuous offering period, Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department.

Likelihood of Becoming a Statutory Underwriter

The Fund will issue the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3) (C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Summary of Items of Value Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided

[TBD]	[TBD]	[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]	[TBD]	[TBD]

General

Prospective Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Prospective Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Prospective Shareholders intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such Shareholder’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

          [To come.]

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds of such Shares.

The Initial Purchaser will not charge a selling commission of greater than 1% of the price per Share in offering and selling the Shares comprising the Initial Baskets.

The Authorized Participants will not charge a selling commission of greater than 0.99% (which represents a maximum of $[•]) of the aggregate $[•] registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-[•] on which, [•] common units of beneficial interest were registered in respect of the Fund in connection with transactions for their clients.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will be paid in an amount of approximately $[•] per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties on behalf of the Fund.

The payments to the Marketing Agent will not, in the aggregate, exceed 0.25% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $[•]) of the aggregate $[•] registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-[•] on which, [•] common units of beneficial interest were registered in respect of the Fund. The Fund will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Fund’s Shares are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, under the symbol “[•].”

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares of the Fund will be used by the Fund to engage in the trading of Index Commodity Contracts with a view to tracking the changes, whether positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. The Fund’s portfolio will also hold Cash Instruments.

To the extent that the Fund trades in futures on U.S. exchanges, the assets deposited by the Fund with the Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments.

To the extent, if any, that the Fund trades in futures on markets other than regulated U.S. exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

•

up to approximately [•]% of the NAV of the Fund is placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or U.S. Treasury bills on margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

•	approximately [•]% of the NAV of the Fund is maintained in segregated accounts in the name of the Fund in bank deposits or U.S. Treasury and U.S. Government agencies issues; and

•	approximately [•]% of the NAV of the Fund will be invested in U.S. Treasury bills to track flat positions represented by the Index.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Fund, including investing in Cash Instruments. In addition, assets of the Fund not required to margin positions may be maintained in U.S. bank accounts opened in the name of the Fund and may be held in Cash Instruments.

The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of the futures contracts change.

The Fund receives all of the interest earned on Cash Instruments on deposit with the Commodity Broker or the Custodian.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, other than the status of the Fund as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Generally, a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the Declaration of Trust (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of Dechert LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Dechert LLP has relied are: (a) the Fund has not elected and will not elect to be taxed as a corporation for United States federal income tax purposes; and (b) for each taxable year 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that the Fund should be treated as publicly traded partnerships taxable as corporations. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares of the Fund, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in the Fund.

The discussion below is based on Dechert LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders in the Fund will take into account their share of ordinary income realized by the Fund from accruals of interest on Cash Instruments held in the Fund’s portfolio. The Fund may hold Cash Instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire Cash Instruments with “market discount.” Upon disposition of market discount Cash Instruments, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that a substantial portion of the futures on the commodities underlying the Index will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the LME, discussed below, it is expected that the futures on the Index commodities held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are currently characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders in the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry back does not increase or produce a net operating loss for the year. It should be noted that legislation has been introduced in the United States Senate, which, if enacted, would treat gains from Section 1256 Contracts as short-term capital gains.

Any futures on Index commodities held by the Fund which are not classified as Section 1256 Contracts (e.g., futures on aluminum and nickel which trade on the LME) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Fund which are not Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

In addition to the futures on the Index commodities, the Fund may also invest in other futures contracts, forward agreements, swaps, options or OTC derivatives. The Fund’s investment in these other futures contracts, forward agreements, swaps, options or OTC derivatives may have various tax consequences, requiring Shareholders in the Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential Shareholders should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders in the Fund for U.S. federal income tax purposes under the Fund’s Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in the Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in the Fund.

Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in the Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares in the Fund takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in the Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of the Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming the Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder in the Fund only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in the Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of the Fund and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold.

The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals.

In addition, certain expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. It is anticipated that Management Fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders in the Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares of the Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Fund’s Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in the Fund. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders in the Fund to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments.

Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of the Fund. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of the Fund or on the Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the Shareholder’s distributive share of gains if the Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of the Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of the Fund.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of the Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Regulated Investment Companies

The treatment of a regulated investment company’s (“RIC”) investment in the Fund will depend, in part, on whether the Fund is classified as a qualified publicly trade partnership, or “qualified PTP”, for purposes of the RIC rules. A RIC may invest up to 25% of its assets in qualified PTPs and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code.

The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2013, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2013. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may have income in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Under current law and assuming full compliance with the terms of its applicable Declaration of Trust (and other relevant documents), the Fund should not be subject to the New York City unincorporated business tax because the tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in Shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE FUND.

DISTRIBUTIONS

[The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its Cash Instruments exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.]

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” on page [•]. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective Registration Statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Fund should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective Registration Statement under the Securities Act, and the Shares will be timely registered under the Securities Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Fund will be freely tradable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Marking Agent, [the Trustee], Morningstar, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PERFORMANCE, FINANCIALS AND OTHER INFORMATION

Performance

The Fund has not yet commenced operations and therefore does not have a performance history. Once available, the Fund’s performance information will be accessible on the Fund’s website at vaneck.com/etf.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. The Fund Portfolio will hold a significant portion of its assets in futures contracts and Cash Instruments, each of which, as applicable, will be held at fair value. The Fund may also invest in Cleared Swaps and/or Other Commodity Instruments.

The Fund will calculate its NAV as described under the section “[•]” for more details.

If the Fund invests in one or more Cleared Swaps, the value of the Cleared Swaps will be based on the value of the contract underlying the applicable Index commodity in connection with such Cleared Swap, except that a fair value may be determined if the Managing Owner believes that the Fund is subject to significant credit risk relating to the counterparty to such Cleared Swap.

If the Fund invests in Other Commodity Instruments traded OTC, they would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the marketplace.

At the inception of trading, the Managing Owner expects that the majority of the Fund’s investments will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. U.S. Treasury bills are measured based on quoted market prices. Thus, the Managing Owner expects that a substantial portion of the Fund’s assets will be valued on a daily basis at fair value using objective measures.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to Index Commodity Contracts and Cash Investments, unless the Fund invests in one or more Cleared Swaps or Other Commodity Instruments (if any).

If the Fund invests in Cleared Swaps or Other Commodity Instruments, a portion of its proceeds of the offering may be used to collateralize the Cleared Swaps or Other Commodity Instruments, as applicable, in accordance with normal market practices.

A significant portion of the NAV is likely to be held in Cash Instruments. Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Fund estimates that up to approximately [•]% of its NAV will be placed in segregated accounts (pursuant to the rules of the CFTC) in the name of the Fund with the [Commodity Broker] (or another eligible financial institution, as applicable) in the form of Cash Instruments to margin positions of all futures contracts combined. The Fund maintains approximately [•]% of its NAV in Cash Instruments over and above that which is needed to post as collateral for trading. The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Fund’s segregated and custodial account with the Custodian or Commodity Broker. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his or her commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Fund will meet a margin call by either liquidating an appropriate amount of Cash Instruments, as applicable, or satisfy the margin call with cash. If the Fund does not have a sufficient amount of Cash Instruments to satisfy the margin call, the Fund will be required to liquidate its holdings of Index Commodity Contracts and Cash Investments, Cleared Swaps or Other Commodity Instruments (if any). If the margin call is not met within a reasonable time, the broker may close out all or a portion of the Fund’s positions.

The amount of margin that is required to establish and maintain a Cleared Swap is determined by the exchange which clears the applicable Cleared Swap. Additionally, the requirements and the logistics related to margin with respect to Cleared Swaps is substantially similar to futures contracts.

The current holdings of Cash Instruments will earn an interest rate of [•]% as of [•], 2012.

The Fund’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

The Fund’s Cleared Swaps and Other Commodity Instruments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, certain Other Commodity Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into certain

Other Commodity Instruments (if any) may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Because the Fund will trade futures contracts, its capital will be at risk due to changes in the market price of these contracts. The Fund’s capital would also be at risk in connection with its Cleared Swaps due to changes in the value of these Cleared Swaps. Additionally, if the Fund invested in Other Commodity Instruments traded OTC, its capital would be at risk due to changes in the value of these Other Commodity Instruments (market risk) or the inability of counterparties to perform under the terms of the Other Commodity Instruments (credit risk).

Market Risk

Trading in futures contracts, such as Index Commodity Contracts and Other Commodity Contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the futures contracts held. The Fund’s capital would also be at risk in connection with its Cleared Swaps or Other Commodity Interests due to changes in the value of these Cleared Swaps or Other Commodity Interests, respectively.

The Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets associated with the contracts and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of Shareholders’ capital.

Credit Risk

When the Fund enters into OTC Other Commodity Instruments (if any), the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. Futures contracts traded on U.S. and on most foreign futures exchanges will settle through the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce the risk that a given futures contract will not be performed. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions.

When the Fund enters into Cleared Swaps, the Fund will be exposed to credit risk that the clearing house for the Cleared Swaps will not meet its obligations. However, the Fund will not be subject to individual dealer counterparty risk that exists in OTC swaps that are not cleared through a clearing house.

OTC Other Commodity Instruments (if any) will be subject to the risks as described under the sections “Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share.”; “Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares.”; “Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk

of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.”; and “Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares.”

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery of collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration. Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration, at the time of settlement, the Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•	generally limiting transactions to futures contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Fund will enter into Other Commodity Instruments traded OTC (if any) with counterparties selected by the Managing Owner. The Managing Owner will select such Other Commodity Instrument (if any) counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into an Other Commodity Instrument traded OTC (if any) with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into.

The Commodity Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund all assets of the Fund held at the Commodity Broker relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with the Commodity Broker’s assets. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of the Fund related to foreign futures trading.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Fund’s services providers, including the Administrator, the Trustee and the Commodity Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s NAV, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of the Fund’s NAV. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.

Legal Matters

Dechert LLP has advised the Managing Owner in connection with the Shares being offered hereby. Dechert LLP also advised the Managing Owner with respect to its responsibilities as Managing Owner of the Fund and with respect to matters relating to the Fund. Dechert LLP has prepared the sections “U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby. Dechert LLP has not represented, nor will it represent the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The financial statements of the Fund as of [•], 2012 that will be included in this Prospectus will be audited by [•], an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

Additional Information

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

Recent Financial Information and Annual Reports

The Managing Owner will furnish you with an annual report of the Fund in which you invested within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.vaneck.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

[Privacy Policy of the Managing Owner

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.]

INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accounting Firm dated [•].*
Statement of Financial Condition dated [•].*
Notes to Statement of Financial Condition*
* To be filed by amendment

Market Vectors Morningstar Long/Short Commodity ETF
Report of Independent Registered Public Accounting Firm*
Dated [•], 2012

* To be furnished by amendment.
THE FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Market Vectors Morningstar Long/Short Commodity ETF
Form of Statement of Financial Condition
Dated [•], 2012*

* To be furnished by amendment
THE FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Market Vectors Morningstar Long/Short Commodity ETF
Notes to Statement of Financial Condition*
Dated [•], 2012

* To be furnished by amendment.
THE FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Market Vectors Morningstar Long/Short Commodity ETF

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.
Past performance is not necessarily indicative of future results.

See the section “The Risks You Face” beginning at page [•] in Part One.

THIS PROSPECTUS IS IN TWO PARTS:
A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION. YOU MUST READ THE
STATEMENT OF ADDITIONAL INFORMATION
IN CONJUNCTION WITH THE
DISCLOSURE DOCUMENT.

[•], 2012

Van Eck Absolute Return Advisers Corp.
Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

THE COMMODITY MARKETS

General

          The Commodity Exchange Act provides for the federal regulation of all commodity interest transactions, markets and intermediaries. Regulatory oversight encompasses all commodity futures trading activities and requires all commodity futures and commodity options to be traded on organized exchanges. The CFTC was created in 1974 as a result of the Commodity Exchange Act, pursuant to which NFA was also created in 1982. NFA is an independent self-regulatory organization and oversees participants in the commodities and futures industry in the United States. NFA’s oversight is conducted with the goal of, among other things, protecting investors from fraudulent commodities and futures activities. Pursuant to authority in the Commodity Exchange Act, NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, retail foreign exchange dealers, and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of NFA, but neither the Trust nor the Fund is required to become a member of NFA.

          In December 2000, the Commodity Exchange Act was amended by the Commodity Futures Modernization Act of 2000 (“CFMA”) which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The Commodity Exchange Act, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (i) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (ii) the type of commodity underlying the instrument (distinguishing between instruments based upon real assets that are the focus of the Fund and include energy, agriculture, metals—including precious metals—and livestock commodities, and those instruments based upon financial assets such as stocks, bonds, currencies and interest rates), (iii) the nature of the parties to the transaction (retail, eligible contract participant or eligible commercial entity), (iv) whether the transaction is entered into on a principal-to-principal or intermediated basis, (v) the type of market on which the transaction occurs and (vi) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

          Futures contracts are standardized contracts trading on U.S. or foreign exchanges that call for the future delivery of specified quantities of certain types of commodities at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of January 2012 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of January 2012 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery.

          In market terminology, a trader who purchases a futures contract is “long” in the market and a trader who sells a futures contract is “short” in the market. Before a trader closes out the trader’s long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

          Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

          The seller of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

          A call option is said to be “in-the-money” if the exercise price is below current market levels, “out-of-the-money” if the exercise price is above current market levels and “at-the-money” if the exercise price is at current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

          Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

          Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Spot Markets

          Commodity prices fluctuate based on the supply and demand of any commodity. If there is excess supply, then inventories build up until there is downward pressure on prices and producers reduce supplies in response to that price signal. Conversely, in the case of excess demand, inventories will be

2

drawn down until the shortage causes prices to rise and equilibrium is restored. However, it can take a significant time period for inventories to be regulated through price changes due to production and storage situations, leading to sustained trends in commodity spot prices. These trends in commodity spot prices are reflected in futures prices.

Commodity Futures Markets

          Large fluctuations in spot prices can lead to the risk of operating losses for both commercial commodity producers (e.g., wheat farmers) and consumers (e.g., cereal manufacturers), so they both have incentives to hedge against the risk of future price fluctuations. The commodity futures markets provide one of the most common and effective ways of hedging price risk. When there are more producers than consumers who need to hedge, speculators (including investors pursuing commodity futures strategies) enter the market and provide insurance against falling spot prices by taking the long side. Speculators receive a premium for this insurance in the form of a futures price that is less than the expected future spot price. Hence, they expect the futures price to trend upward as it approaches the actual future spot price over the life of the contract. Conversely, net hedging pressure can be greater on the long side. That is, when there are more consumer hedgers than producer hedgers, speculators provide insurance against rising futures prices by taking the short side, leading to a futures price that is higher than the expected future spot price. Hence, they expect the futures price to trend downward as it approaches the spot price over the life of the contract.

Storage Markets

          Producers of stable commodities use inventories to fill gaps between production and sales. Similarly, consumers use inventories to fill gaps between consumption and purchases. This creates a market for storage. Storage is costly, however, besides the direct cost of physical storage, there is also an opportunity cost because the money tied up in the commodity could be earning interest. On the margin then, an extra unit is only worth storing if the benefits of storage are at least equal to the costs (including the opportunity to earn interest). If this benefit is high enough (so that it makes sense to store the commodity for later use or sale rather than using or selling it now), the futures price will be lower than the spot price, causing time to expiration and the futures price to be inversely related so that the further out the futures contract, the lower the price, thus compensating for the cost of storage. If this is the case, we say that there is “backwardation” in the futures market. In a backwardated market, owners of a commodity in storage are being more than compensated for the costs of storage, but the compensation is not in monetary payments. Rather, it is in less-tangible benefits such as securing a supply of fuel as insurance against an energy crunch. However, investors who are taking long positions in futures contracts can realize this compensation monetarily by replacing the contracts that they are holding with longer-term ones, thus locking in profits. As shown below, Chart A illustrates the relationship between the price and the term of a futures contract when the market is in backwardation. The price curve slopes downward from left to right and the buy transaction of a longer term contract is at a lower price. Roll yields are positive. The market condition in which this takes place is called backwardation.

          Likewise, when the marginal benefits of storage are low, the relationship between time to expiration and the futures price is positive, a market condition known as “contango.” In contangoed markets, roll yields are negative because replacing contracts results in locking in a loss. The benefit of storage tends to be high when inventories are low. For example, when a commodity is scarce, having it in storage will improve commercial consumers’ readiness to meet their needs in the near future, leading to backwardation and positive roll yields. Conversely, the benefits of storage are low when inventories are plentiful, leading to contango. Chart B illustrates the futures price curve in a contango market. The price curve slopes upward from left to right and the buy transaction of a longer term contract is at a higher price. Roll yields are negative. Since inventory conditions in some commodities are slow to adjust due to the

3

time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield over the period. The persistence of backwardated markets over time does not necessarily imply that contract rolls will consistently be positive or profitable. This is because both the slope and the relative position of the futures price curve could change or move up or down. Similarly, the persistence of contango markets over time does not necessarily imply that contract rolls will be negative or unprofitable. The slope and position of the futures price curves are dynamic and reflect a broad range of global economic and supply and demand factors which affect the prices of the specific commodities underlying the futures contracts.

          Source: Morningstar, Inc.

Hedgers and Speculators

          The two broad classes of persons who trade commodity futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges Generally

          Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

          Each futures exchange in the U.S. has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s

4

open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not be concerned with the solvency of each party on the opposite side of each trade; their concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

U.S. Futures Exchanges

          Futures exchanges in the U.S. are subject to designation and regulation by the CFTC as a designated contract market. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) authorized the CFTC to designate swap transaction facilities for the centralized trading and processing of swaps if they comply with core principles similar to those required for designation as a contract market. An electronic trading facility is a form of an exchange operated by electronic means that is not subject to regulation under the Commodity Exchange Act.

          A designated contract market is a highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”), the Intercontinental Exchange (“ICE”), the New York Mercantile Exchange (“NYMEX”), the New York Commodities Exchange (“COMEX”), and the Kansas City Board of Trade (“KBOT”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

          Title VII of the Dodd-Frank Act established a new regulatory regime for the trading and clearing of swap contracts that is broad and far-reaching. Among other things, it provides the CFTC with jurisdiction and regulatory authority over a wide variety of swap contracts and a comprehensive regulatory structure affecting the clearing and trading of swaps, swap dealers and major swap participants, including the establishment of swap execution facilities and derivatives clearing organizations for the centralized trading and clearing of swaps. The CFTC has proposed various rules mandated by the Dodd-Frank Act to implement this new regulatory regime, the final assessment of which must await the adoption of the proposed regulations.

          An electronic trading facility is a form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The Commodity Exchange Act does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

5

Non-U.S. Futures Exchanges

          Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See the section “The Risks You Face — Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.”

Speculative Position Limits

          The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See the section “The Risks You Face — Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Shares.”

Daily Limits

          Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See the section “The Risks You Face — Potentially Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, In Turn, the Value of Your Shares.”

Commodity Prices

          Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulations

          Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. The CFTC does not regulate OTC foreign exchange markets and has no authority to regulate trading on foreign commodity exchanges and markets.

6

          The Commodity Exchange Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

          The Commodity Exchange Act requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

          The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

          Shareholders are afforded certain rights for reparations under the Commodity Exchange Act. Shareholders may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Margin

          “Initial” or “original” margin is the minimum amount of funds that must be deposited by futures traders with their commodity brokers in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before the trader must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts the trader purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

          Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

          Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Trust’s position. With respect to the Managing Owner’s trading, for its own account, if any, only the Managing Owner, and not the Trust or the Fund’s Shareholders personally, will be subject to margin calls.

7

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount

SEC Registration Fee		$114.60
NYSE Arca Listing Fee		[•]	*
Financial Industry Regulatory Authority Filing Fee		[•]	*
Printing Expenses		[•]	*
Fees of Certified Public Accountants		[•]	*
Fees of Counsel		[•]	*
Miscellaneous Expenses		[•]	*
Total	$	[•]	*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

The Declaration of Trust and Trust Agreement of the Registrant, as amended from time-to-time (the “Declaration of Trust”), provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Declaration of Trust) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Managing Owner may be or may have been involved as a party or otherwise or with which the Managing Owner may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Managing Owner or by reason of its being or having been the Managing Owner except with respect to any matter as to which such Managing Owner shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Managing Owner’s action was in the best interests of the Trust and except that the Managing Owner shall not be indemnified against any liability to the Trust or its shareholders by reason of willful misconduct or gross negligence of such Managing Owner.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

	(1)	Form of Initial Purchaser Agreement*
	(4)(i)	Declaration of Trust and Trust Agreement*
	(4)(ii)	Form of Participant Agreement*
	(5)	Opinion and Consent of Richards, Layton & Finger, P.A. Regarding Legality of Shares*
	(8)	Opinion and Consent of Dechert LLP Regarding Tax Matters*
	(10)(i)	Form of Administration Agreement*
	(10)(ii)	Form of Custody Agreement*
	(10)(iii)	Form of Transfer Agency and Service Agreement*
	(10)(iv)	Form of Distribution Services Agreement*
	(10)(v)	Form of Marketing Agent Agreement*
	(23)(i)	Consent of Independent Registered Public Accounting Firm*
	(23)(ii)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5)*
	(23)(iii)	Consent of Dechert LLP (included in Exhibit 8)*
	(24)	Powers of Attorney (included on the signature page of the Registration Statement)

*	To be filed by amendment.

The following financial statements are included in the Prospectus: [To come.].

Item 17.	Undertakings

a.	The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are incorporated by reference in the Registration Statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of Prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

	i.	If the Registrant is relying on Rule 430B under the Securities Act (230.430B of this chapter):

A.

Each Prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

B.

Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

ii.

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.	The undersigned Registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 8th day of February, 2012.

MARKET VECTORS COMMODITY TRUST

By:	VAN ECK ABSOLUTE RETURN ADVISERS CORP., its Managing Owner

/s/ Jan F. van Eck

Name:	Jan F. van Eck
Title:	President

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph J. McBrien, Jonathan R. Simon, Laura I. Martìnez and Bruce J. Smith, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jan F. van Eck

Jan F. van Eck	President and Director	February 8, 2012
/s/ Bruce J. Smith	Senior Vice President, Chief Financial Officer, Treasurer, Controller and Director

Bruce J. Smith		February 8, 2012
/s/ Joseph J. McBrien	Senior Vice President, Chief Legal Officer, General Counsel, Secretary and Director

Joseph J. McBrien		February 8, 2012

EXHIBIT INDEX

(24)	Powers of Attorney (included on the signature page of the Registration Statement)